                             OPERATING AGREEMENT OF

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC,

                                   DATED AS OF

                                  MAY 14, 1998

                             OPERATING AGREEMENT OF

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC,

                                   DATED AS OF

                                  MAY 14, 1998

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TABLE OF CONTENTS

                                                                            Page

ARTICLE 1

         DEFINITIONS

         1.1  Terms Defined in this Section................................... 1
         1.2  Terms Defined Elsewhere in this Agreement.......................12
         1.3  Terms Generally.................................................13

ARTICLE 2

         FORMATION AND PURPOSE

         2.1  Formation.......................................................13
         2.2  Name............................................................13
         2.3  Principal and Registered Office.................................14
         2.4  Term............................................................14
         2.5  Purposes of Company.............................................14
         2.6  Actions of Company Prior to Closing.............................16
         2.7  Certificate of Formation........................................16
         2.8  Addresses of the Members........................................16
         2.9  Foreign Qualification...........................................17
         2.10  Tax Classification.............................................17

ARTICLE 3

         COMPANY CAPITAL

         3.1  Contributions...................................................17
         3.2  Additional Capital Contributions................................18
         3.3  Assumption of Liabilities.......................................18
         3.4  Return of Contributions.........................................18


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ARTICLE 4

         DISTRIBUTIONS; ALLOCATIONS OF PROFIT AND LOSS

         4.1  Distributions of Cash...........................................19
         4.2  Allocations of Net Profit and Net Loss..........................20
         4.3  Special Provisions Regarding Allocations of Profit and Loss.....21
         4.4  Tax Allocations: Code Section 704(c)............................23
         4.5  Allocation in Event of Transfer.................................23
         4.6  Alternative Allocations.........................................24

ARTICLE 5

         AUTHORITY OF THE MANAGING MEMBER; OTHER MATTERS AFFECTING
         MANAGING MEMBER

         5.1  Authority of Managing Member....................................24
         5.2  No Personal Liability...........................................24
         5.3  Management Agreement............................................25
         5.4  Resignation as Managing Member..................................25
         5.5  Tax Matters Member..............................................26

ARTICLE 6

         STATUS OF MEMBERS

         6.1  No Management and Control.......................................28
         6.2  Limited Liability...............................................28
         6.3  Return of Distributions of Capital..............................28
         6.4  Specific Limitations............................................29

ARTICLE 7

         MANAGEMENT OF THE COMPANY

         7.1  Management Committee Powers.....................................29
         7.2  Appointment and Removal of Representatives......................29
         7.3  Meetings of the Management Committee............................30
         7.4  Procedural Matters..............................................30
         7.5  Matters Requiring TCI Approval..................................31
         7.6  Matters Requiring Insight and TCI Approval......................32
         7.7  Member Consent Defined..........................................34

ARTICLE 8

         TRANSFER OF MEMBERSHIP INTERESTS


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         8.1  Limitations on Transfers........................................35
         8.2  Transferees and Successors......................................36
         8.3  Transfers of Interests in Members...............................36
         8.4  Other Consents and Requirements.................................37
         8.5  Assignment Not In Compliance....................................37
         8.6  Division of Membership Interests................................38
         8.7  Pledge of Membership Interests..................................38
         8.8  Code Section 708(b)(1)(B).......................................38

ARTICLE 9

         BUY/SELL RIGHTS

         9.1  Commencement of Buy/Sell Process................................39
         9.2  Non-Initiating Member's Option to Postpone the Buy/Sell Process.40
         9.3  TCI's Options as Non-Initiating Member..........................40
         9.4  Insight's Options as Non-Initiating Member......................41
         9.5  TCI's Option to Negotiate Alternative Structure.................42
         9.6  Insight's Option to Require TCI to Purchase Insight's
              Membership Interest.............................................43
         9.7  Default by Member...............................................43
         9.8  Removal of Insight as Member....................................44
         9.9  General Terms Applicable to Purchase and Sale of
              Membership Interests............................................46

ARTICLE 10

         OTHER BUSINESSES AND INVESTMENT OPPORTUNITIES

         10.1  [Intentionally Deleted]........................................48
         10.2  Limitations on Activities of the Company.......................48
         10.3  Prohibited Cross-Interests.....................................49
         10.4  Limitations on Other Activities of the Members.................51
         10.5  No Other Restrictions..........................................52

ARTICLE 11

         DISSOLUTION AND LIQUIDATION OF COMPANY

         11.1  Events of Dissolution..........................................52
         11.2  Liquidation....................................................53
         11.3  Distribution in Kind...........................................54
         11.4  No Action for Dissolution......................................55
         11.5  No Further Claim...............................................55

ARTICLE 12

         INDEMNIFICATION


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         12.1  General........................................................55
         12.2  Exculpation....................................................56
         12.3  Persons Entitled to Indemnity..................................56
         12.4  Procedure Agreements...........................................56

ARTICLE 13

         BOOKS, RECORDS, ACCOUNTING, AND REPORTS

         13.1  Books and Records..............................................56
         13.2  Delivery to Member and Inspection..............................57
         13.3  Annual Statements..............................................57
         13.4  Quarterly Financial Statements.................................58
         13.5  Monthly Statements.............................................59
         13.6  Operating and Capital Expenditure Budgets......................59
         13.7  Other Information..............................................59
         13.8  Tax Matters....................................................59
         13.9  Other Filings..................................................59
         13.10  Non-Disclosure................................................60

ARTICLE 14

         REPRESENTATIONS BY THE MEMBERS

         14.1  Investment Intent..............................................61
         14.2  Securities Regulation..........................................61
         14.3  Knowledge and Experience.......................................61
         14.4  Economic Risk..................................................62
         14.5  Binding Agreement..............................................62
         14.6  Tax Position...................................................62
         14.7  Information....................................................62

ARTICLE 15

         AMENDMENTS AND WAIVERS

         15.1  Amendments to Operating Agreement..............................62
         15.2  Waivers........................................................62

ARTICLE 16

          MISCELLANEOUS

         16.1  Programming and Discounts......................................63
         16.2  Cost Sharing; Reimbursement....................................66
         16.3  Additional Documents...........................................66
         16.4  Inspection.....................................................66


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         16.5  General........................................................66
         16.6  Notices, Etc...................................................67
         16.7  Execution of Papers............................................67
         16.8  Attorneys' Fees................................................68
         16.9  No Third-Party Beneficiaries...................................68
         16.10  Headings......................................................68
         16.11  Board Approval................................................68

EXHIBITS AND SCHEDULES

Exhibit A         Management Agreement

Schedule I        Addresses of the Members

Schedule II       Capital Contributions; Capital Accounts; Percentage Interest
Schedule III      Initial Members of the Management Committee

Schedule IV       Map of the State of Indiana


                                      - v -
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                               OPERATING AGREEMENT
                                       OF
                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

         THIS OPERATING AGREEMENT is made and entered into as of May 14, 1998, by and between INSIGHT COMMUNICATIONS COMPANY, L.P., a Delaware limited partnership, and TCI OF INDIANA HOLDINGS, LLC, a Colorado limited liability company.

                              PRELIMINARY STATEMENT

         TCI, together with certain of its Affiliates, owns and operates certain cable television systems located in central Indiana.

         Insight owns and operates certain cable television systems located in Indiana and Kentucky.

         Concurrently with the execution and delivery of this Agreement, the Members are entering into the Contribution Agreement, pursuant to which TCI and certain of its Affiliates have agreed to contribute or cause to be contributed to the Company substantially all the assets of certain cable television systems, subject to certain liabilities being assumed by the Company, and Insight has agreed to contribute or cause to be contributed to the Company substantially all the assets of certain cable television systems, subject to certain liabilities being assumed by the Company.

         The parties to this Agreement desire to enter into this Agreement to provide for the formation of the Company, the allocation of profits and losses, cash flow, and other proceeds of the Company between the Members, the respective rights, obligations, and interests of the Members to each other and to the Company, and certain other matters.

         NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         1.1  Terms Defined in this Section.

         For purposes of this Agreement, the following terms shall have the following meanings (all terms used in this Agreement that are not defined in this Section 1.1 shall have the meanings set forth elsewhere in this Agreement as indicated in Section 1.2, except as otherwise provided in this Agreement):

         "@Home" means At Home Corporation, a Delaware corporation.

         "@Home Distribution Agreement" means collectively, the Master Distribution Agreement


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Term Sheet and the Term Sheet for Form of LCO Agreement, each of which are exhibits to the letter agreement, dated as of May 15, 1997, among @Home and Tele-Communications, Inc., Comcast Corporation, Cox Enterprises, Inc., Kleiner, Perkins, Caufield & Byers and certain of their respective Affiliates, as each such term sheet has been amended by the letter agreement, dated as of October 2, 1997, as amended as of October 10, 1997, among the parties to the May 15, 1997 letter agreement and Cablevision Systems Corporation and certain of its Affiliates; provided, that such term shall include any definitive agreements entered into by such parties in respect of the distribution of the @Home Service as contemplated by the May 15, 1997 letter agreement.

         "@Home Service" has the meaning specified in the @Home Distribution Agreement.

         "Act" means the Delaware Limited Liability Company Act.

         "Adjusted Capital Account Deficit" means with respect to either Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after:

                  (i) crediting to such Capital Account any amounts that such Member is obligated to restore to the Company pursuant to Treasury Regulations
Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (ii) debiting from such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
and 1.704-1(b)(2)(ii)(d)(6).

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Affiliate" means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. For purposes of this definition and the definition of "Controlled Affiliate," the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock or other equity interests, by contract, or otherwise, and the terms "controlled by" and "under common control with" have meanings corresponding to the meaning of "control."

         "Agreement" means this Agreement, as it may be amended from time to time.

         "Asset Acquisition" shall mean (i) an investment by the Company or any of its Subsidiaries in any other Person, pursuant to which such Person becomes a Subsidiary of the Company or another Subsidiary of the Company or is merged, consolidated, amalgamated with or into, or is liquidated into, the Company or any of its Subsidiaries, or (ii) the acquisition by the Company or any of its Subsidiaries of the assets of any Person (other than the Company or any of its Subsidiaries) that


                                      - 2 -
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constitute a division or line of business or operating business (even if not a separate division or line of business) of such Person, including, without limitation, the acquisition by the Company or any of its Subsidiaries of any cable television system or other business.

         "Asset Disposition" shall mean the sale, exchange or other disposition by the Company or any of its Subsidiaries (other than to the Company or another Subsidiary of the Company) (i) of all or substantially all of the capital stock of any Subsidiary of the Company, or (ii) of the assets that constitute a division or line of business or operating business (even if not a separate division or line of business) of the Company or of any of its Subsidiaries, including, without limitation, the sale, exchange or disposition by the Company or any of its Subsidiaries of any cable television system or other business.

         "Business Day" means any day (other than a day that is a Saturday or Sunday) on which banks are permitted to be open for business in the State of New York.

         "Capital Account" means a separate account to be maintained for each Member in accordance with the Code, which, subject to any contrary requirements of the Code, shall equal such Member's initial Capital Account balance as of immediately after the Closing as provided in Section 3.1(c), increased by: (i) the amount of money contributed by such Member to the Company, if any (not including payments for Closing Adjustments made by such Member pursuant to
Section 3 of the Contribution Agreement); (ii) the fair market value without regard to Code Section 7701(g) of property, if any, contributed by such Member to the Company (net of liabilities that are secured by such contributed property or that the Company or any other Member is considered to assume or take subject to under Code Section 752), but excluding contributions of property pursuant to the Contribution Agreement; (iii) allocations to the Member of Net Profit and items of income and gain pursuant to Article 4; and (iv) other additions made in accordance with the Code; and decreased by (i) the amount of cash distributed to such Member by the Company (not including payments for Closing Adjustments made to such Member pursuant to Section 3 of the Contribution Agreement); (ii) allocations to the Member of Net Loss and items of loss and deduction pursuant to Article 4; (iii) the fair market value without regard to Code Section 7701(g) of property distributed to such Member by the Company (net of liabilities that are secured by such distributed property or that such Member is considered to assume or take subject to under Code Section 752); and (iv) other deductions made in accordance with the Code. Notwithstanding the foregoing, for purposes of determining Capital Accounts, all of the adjustments, contributions or distributions required pursuant to the Contribution Agreement to be made subsequent to the Closing, including, without limitation, contributions of cash or property pursuant to Section 7.24 of the Contribution Agreement, shall be treated as if they had been made at the Closing, and such adjustments, contributions and distributions shall not give rise to any adjustments to Capital Account balances or redetermination of amounts contributed by or distributed to any Member. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under Code Section 704(b) and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Treasury Regulations.


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

         "Capital Contributions" means, with respect to either Member, the amount of money and the net fair market value of property contributed by such Member to the Company pursuant to this Agreement.

         "Certificate of Formation" means the certificate of formation to be filed with respect to the Company pursuant to the Act.

         "Closing" means the Closing under the Contribution Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, the Treasury Regulations.

         "Company" means the limited liability company created by this Agreement.

         "Company Minimum Gain" means the excess of the Company Nonrecourse Liabilities over the adjusted tax basis of property securing such Company Nonrecourse Liabilities. The amount of Company Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(d), which provides generally that the amount of Company Minimum Gain shall be determined by first computing for each Nonrecourse Liability any gain the Company would realize if it disposed of the property subject to that Nonrecourse Liability for no consideration other than full satisfaction of such Nonrecourse Liability, and then aggregating the separately computed gains.

         "Contribution Agreement" means the Asset Contribution Agreement, dated as of May 4, 1998, among the Company, the Members and the other parties named therein, as it may be amended from time to time in accordance with its terms.

         "Controlled Affiliate" means (i) with respect to TCI, any Person that, at such time, is controlled directly or indirectly by TCI or TCI Communications, Inc., a Delaware corporation, but not including InterMedia Capital Partners VI, L.P. or its Subsidiaries, (ii) with respect to Insight, any Person (other than the Company or any Subsidiary) that, at such time, is controlled directly or indirectly by Insight, and (iii) with respect to any other specified Person, any Person that, at such time, is controlled directly or indirectly by such specified Person.

         "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be determined in the manner described in Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3) or Treasury Regulations Section 1.704-3(d)(2), as applicable.

         "Equity Value" means, with respect to any Membership Interest for purposes of any provision of this Agreement that refers to the Equity Value of such Membership Interest, the amount


                                      - 4 -
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that would be distributed to the holder of such Membership Interest if the
Company's assets were sold on the date of closing the purchase and sale of such Member's Membership Interest or the date of closing an Alternative Structure, as applicable, pursuant to Article 9 for the Stated Value of the Company (except, in the event of the purchase of Insight's Membership Interest by TCI pursuant to
Section 9.8, for the Fair Market Value of the Company) and the Company were then liquidated in accordance with Article 11 of this Agreement on the date of said closing, subject to the following sentences. In applying the provisions of
Section 11.2 to such hypothetical liquidation of the Company, (i) all current assets and all liabilities of the Company, defined and determined in accordance with generally accepted accounting principles, shall be calculated as of the date of said closing, (ii) all costs that would customarily be incurred in connection with such a purchase and sale (including attorneys' fees and broker fees, but excluding taxes measured on the amount of income, gain or proceeds realized by the selling Member or any governmental charges imposed in lieu of such taxes) shall be treated as an expense of liquidation under Section 11.2(d)(1), and (iii) appropriate reserves shall be set up pursuant to Section 11.2(d)(2) for any contingent or unforeseen liabilities or obligations of the Company that relate to the period prior to the date of such closing pursuant to
Article 9 or any obligation or liability that relates to the period prior to the date of such closing pursuant to Article 9 not then due and payable (subject to the last sentence of Section 9.9(f)). The current assets and liabilities referred to in clause (i), the costs referred to in clause (ii), and the reserves referred to in clause (iii) shall all be determined in accordance with the procedures set forth in Section 9.9(d).

         "Exclusive Internet Services" means Internet Services which would constitute a Restricted Business (as defined in the @Home Distribution Agreement) to the extent engaged in or distributed by TCI Cable Parent or their Controlled Affiliates.

         "FCC" means the Federal Communications Commission.

         "Fiscal Year" means the fiscal year of the Company, which shall be the calendar year.

         "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined in accordance with Section 3.1(d);

                  (ii) The Gross Asset Values of all assets of the Company shall be adjusted to equal their respective gross fair market values, as determined by the Management Committee by unanimous vote, as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of property of the Company as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Treasury Regulations
Section 1.704- 1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (A) and (B) above shall be made only if the Management Committee determines by unanimous vote that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                  (iii) The Gross Asset Value of any asset of the Company distributed to either Member shall be the gross fair market value of such asset on the date of distribution; and

                  (iv) The Gross Asset Value of the assets of the Company shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704- 1(b)(2)(iv)(m) and
Section 4.3(g); provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (iv) to the extent that the Management Committee determines by unanimous vote that an adjustment pursuant to paragraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (i), (ii), or (iv) of this definition, the Gross Asset Value of such asset shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss.

         "Indebtedness" means, as to any Person, (without duplication) (i) all indebtedness of such Person for borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business); (iv) all capitalized lease obligations of such Person; (v) obligations of such Person in respect of letters of credit or other similar forms of surety obligations to the extent treated as debt for purposes of calculating applicable financial leverage covenants under the Insight Credit Agreement, as in effect at the time of determination (but excluding any such obligations under any cable television franchise, pole attachment agreement, lease, or other similar agreement or license entered into in connection with the day-to-day operations of a cable television system); and (vi) obligations of such Person under guarantees in respect of, and obligations of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of other Persons (excluding any obligations of any Subsidiary of the Company) of the kind referred to in clauses
(i) through (v) above; provided that the term guarantee shall not include endorsements for collection or deposit in the ordinary course of business or obligations under or related to cable television franchises, pole attachment agreements, leases, or other similar agreements or licenses entered into in connection with the day-to-day operations of a cable television system. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations or liabilities as described in the foregoing sentence and shall be the amount that would appear as a liability on the balance sheet of such Person prepared in accordance with generally accepted accounting principles.


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         "Initiating Member" means the Member that elects pursuant to Section
9.1(a) to commence the process described in Article 9.

         "Insight" means Insight Communications Company, L.P., a Delaware limited partnership, or any other Person that succeeds to its Membership Interest and is admitted as a Member in accordance with the provisions of this Agreement, provided that to the extent Insight transfers less than all of its Membership Interest to any other Person(s) and such Person(s) is/are admitted as a Member in accordance with the provisions of this Agreement, "Insight" shall refer to Insight and such other Person(s) collectively.

         "Insight Credit Agreement" means the Third Amended and Restated Credit Agreement by and among Insight, the lenders party thereto, CIBC Inc., and Fleet Bank, N.A., as Co-Agents, and The Bank of New York, as Issuing Bank and as Agent, dated as of January 22, 1998, as such agreement may be amended from time to time in accordance with its terms.

         "Internet Backbone" means a network which: (i) can or does (A) assign IP addresses or manage IP address assignments for machines or networks to which it is connected, (B) accept or deliver IP datagrams from machines or networks to which it is connected, or (C) maintain IP packet traffic to other machines or networks; and (ii) provides IP connectivity on a regional, national or international basis; provided, however, that such a network which provides connectivity solely within a single metropolitan area shall not be deemed an Internet Backbone.

         "Internet Backbone Service" means a communications service provided over an Internet Backbone.

         "Internet Service" means a communications service provided over a network which can or does (i) assign IP addresses or manage IP address assignments for machines or networks to which it is connected, (ii) accept or deliver IP datagrams from machines or networks to which it is connected, or
(iii) maintain IP package traffic to other machines or networks.

         "IP" means the Internet Protocols as defined by the document titled RFC-791, by John Pastell of the University of Southern California, dated 1981, or subsequent revisions thereof.

         "Lien" has the meaning specified in the Contribution Agreement.

         "Management Agreement" means the Management Agreement attached as Exhibit A to this Agreement, to be dated the date of the Closing, between the Company and Insight (or its designated Affiliate), as it may be amended from time to time in accordance with its terms.

         "Management Committee" means the Management Committee established by
Article 7.

         "Management Incentive Plan" means the Management Incentive Plan to be effective as of the date of Closing, as it may be amended from time to time in accordance with its terms and the provisions of this Agreement.

         "Managing Member" means Insight, and any new Managing Member appointed as successor to Insight in accordance with the provisions of this Agreement.

         "Member" means each of the signatories hereto in their respective capacities as members of the Company, and any additional Person that is admitted as a Member in accordance with the provisions of this Agreement.

         "Member Nonrecourse Debt" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4), which generally defines "Member Nonrecourse Debt" as any Company liability to the extent such liability is nonrecourse and a Member (or related Person) bears the economic risk of loss pursuant to Treasury Regulations Section 1.752-2.

         "Member Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2), which generally defines "Member Nonrecourse Debt Minimum Gain" as the Company Minimum Gain attributable to Member Nonrecourse Debt. The amount of Member Nonrecourse Debt Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

         "Member Nonrecourse Deductions" means losses, deductions, or Code
Section 705(a)(2)(B) expenditures attributable to Member Nonrecourse Debt. The amount of Member Nonrecourse Deductions shall be determined pursuant to Treasury Regulations Section 1.704- 2(i)(2), which provides generally that the amount of Member Nonrecourse Deductions for a Fiscal Year shall equal the net increase, if any, in Member Nonrecourse Debt Minimum Gain during that Fiscal Year, reduced (but not below zero) by the proceeds of Member Nonrecourse Debt distributed during the Fiscal Year to the Member bearing the economic risk of loss for such Member Nonrecourse Debt that are both attributable to such Member Nonrecourse Debt and allocable to an increase in Member Nonrecourse Debt Minimum Gain.

         "Membership Interest" means the entire ownership interest of a Member in the Company at any particular time, including all of its rights and obligations hereunder and under the Act.

         "Net Profit and Net Loss" means for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

                  (ii) Code Section 705(a)(2)(B) expenditures of the Company that are not otherwise taken into account in computing Net Profit or Net Loss shall be subtracted from such taxable income or loss;

                  (iii) If the Gross Asset Value of any asset of the Company is adjusted pursuant to paragraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

                  (iv) Gain or loss resulting from any disposition of property of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

                  (vi) Notwithstanding anything to the contrary in the definition of the terms "Net Profit" and "Net Loss," any items that are specially allocated pursuant to Section 4.3 of this Agreement shall not be taken into account in computing Net Profit or Net Loss; and

                  (vii) For purposes of this Agreement, any deduction for a loss on a sale or exchange of property of the Company that is disallowed to the Company under Code Section 267(a)(1) or Code Section 707(b) shall be treated as a Code Section 705(a)(2)(B) expenditure.

         "Non-Initiating Member" means TCI, if Insight is the Initiating Member, and Insight, if TCI is the Initiating Member.

         "Nonrecourse Deductions" means losses, deductions, or Code Section 705(a)(2)(B) expenditures attributable to Company Nonrecourse Liabilities. The amount of Nonrecourse Deductions shall be determined pursuant to Treasury Regulations Section 1.704-2(c), which provides generally that the amount of Nonrecourse Deductions for a Fiscal Year shall equal the net increase, if any, in Company Minimum Gain during that Fiscal Year, reduced (but not below zero) by the aggregate distributions made during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain.

         "Nonrecourse Liability" has the meaning set forth in Treasury Regulations Section 1.752- 1(a)(2).

         "Operating Cash Flow" means, for any Person, for any period, an amount equal to (i) the net income (or loss) of such Person (exclusive of any non-recurring items and any extraordinary gain or loss and of any gain or loss realized in such period upon an Asset Disposition), plus (ii) the sum of depreciation, amortization, income tax expense (other than income tax expense (either positive or negative) attributable to extraordinary or nonrecurring gains or losses or sales of assets), interest expense, management fees paid or payable under the Management Agreement or otherwise, the fees paid or payable to SSI under the Programming Supply Agreement and other non-cash charges, in each case to the extent deducted in determining such net income, all as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

         "Operating Cash Flow Ratio" means, for the Company, on any applicable date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis on such date to (ii) four times the Operating Cash Flow of the Company and its Subsidiaries on a consolidated basis for the most recent fiscal quarter for which financial information in respect thereof is available immediately prior to such date. In making the foregoing calculation, (1) pro forma effect shall be given to any Asset Acquisition or Asset Disposition to the extent that either the outstanding Indebtedness incurred in connection therewith or income or loss generated therefrom were not included for the whole period in computing the Operating Cash Flow Ratio and (2) Operating Cash Flow shall be adjusted to give effect to any pro forma cost reductions arising out of any such Asset Acquisition or Asset Disposition, in such amount as Insight shall reasonably and in good faith determine.

         "Ownership Restriction" means any provision of the Communications Act of 1934, as amended, or any other law subsequently enacted, or any rule, regulation, or policy of the FCC promulgated thereunder restricting the ownership and control of communications properties (including cable television systems, television broadcast stations, radio broadcast stations, telephone companies, and newspapers), including those relating to multiple ownership, cross-ownership and cross-interest, as those terms are commonly understood in the communications industry.

         "Percentage Interest" means initially, with respect to each Member, the respective percentage specified on Schedule II hereto, subject to any adjustments made in accordance with the provisions of this Agreement.

         "Permitted Lien" has the meaning specified in the Contribution
Agreement.

         "Person" means an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, or any other legal entity.

         "Programming Agreement" means the Programming Supply Agreement contemplated to be entered into on or before the Closing by the Company and SSI, as it may be amended from time to time in accordance with its terms.

         "Representative" means each of the individuals appointed by the Members pursuant to Article 7 to serve as a representative of the appointing Member on the Management Committee.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Sprint PCS Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Sprint Spectrum Holding Company L.P. (formerly known as MajorCo., L.P.), dated January 31, 1996, among Sprint Enterprises, L.P. (formerly known as Sprint Spectrum, L.P.), TCI Network Services, Comcast Telephony Services and Cox Telephony Partnership, as such agreement is in effect on the date hereof.

         "SSI" means Satellite Services, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Tele-Communications, Inc.

         "Subsidiary" means, at any time, any Person that is controlled by the Company at such time.

         "Tax Amount" means, subject to the last sentence of this definition, the sum of Insight's tax liabilities for the current Fiscal Year and all previous Fiscal Years. For this purpose, Insight's tax liability for any Fiscal Year shall be the greater of Insight's "Regular Tax Liability" or its "AMT Liability" for such Fiscal Year. "Regular Tax Liability" for a Fiscal Year shall be determined separately for ordinary income and each character of capital gain income to which separate federal income tax rates may apply, and for each such type of income shall be computed as the product of (i) the excess of (A) the aggregate amount of taxable income (if any) allocated to Insight with respect to the Company in such Fiscal Year over (B) the aggregate amount of taxable losses (if any) allocated to Insight with respect to the Company for all prior Fiscal Years since the beginning of the Company and not previously taken into account for purposes of computing Insight's Tax Amount, and (ii) the highest marginal combined federal, state and local tax rate (taking into account the provisions of Section 68 of the Tax Code) imposed on an individual resident in New York City for income of such type. Insight's "AMT Liability" for a Fiscal Year shall be computed as the product of (x) the aggregate amount of alternative minimum taxable income (if any) allocated to Insight with respect to the Company in such Fiscal Year (less any alternative minimum tax losses allocated to Insight with respect to the Company for all prior Fiscal Years since the beginning of the Company and not previously taken into account for purposes of computing Insight's Tax Amount) and (y) the highest marginal combined federal, state and local tax rate imposed on the alternative minimum taxable income of an individual resident in New York City (taking into account the lack of deductibility for state and local taxes under the federal alternative minimum tax).

         "TCI" means TCI of Indiana Holdings, LLC, a Colorado limited liability company, or any other Person that succeeds to its Membership Interest and is admitted as a Member in accordance with the provisions of this Agreement, provided that to the extent TCI transfers less than all of its Membership Interest to any other Person(s) and such Person(s) is/are admitted as a Member in accordance with the provisions of this Agreement, "TCI" shall refer to TCI and such other Person(s) collectively.

         "TCI Cable Parent" means TCI Internet Services, Inc., TCI NET, Inc., TCI Communications, Inc. and TCI Cable Investments, Inc., individually and collectively as the context requires.

         "TCI Systems" means (i) the cable television systems contributed to the Company by TCI and (ii) any cable television system acquired by the Company upon the disposition of a TCI System or an exchange of a TCI System (including an acquisition by the Company using the proceeds of any disposition of a TCI System).

         "Transferee" means any Person (other than a Successor) that acquires a Membership Interest from a Member in accordance with the provisions of this Agreement.

         "Treasury Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Voting Stock" means ownership interests in a Person of any class or kind ordinarily giving the holder the power to vote for the election of directors, managers, or other members of the governing body of such Person or (as may be the case with general partnership interests in a partnership) giving the holder the power to exercise rights typically exercised by directors of a corporation.

         1.2  Terms Defined Elsewhere in this Agreement.

         For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                                       Section
----                                                       -------

Alternative Structure                                      Section 9.3
Competitive Activities                                     Section 10.2(a)
Exit Notice                                                Section 9.1(a)
Fair Market Value of the Company                           Section 9.8(b)
Formal Determination                                       Section 10.3(b)
Indemnified Persons                                        Section 12.1
Initial Election Notice                                    Section 9.3
Liquidator                                                 Section 11.2(b)
Parents' Agreement                                         Section 10.2(b)
Regulatory Allocations                                     Section 4.3(i)
Secretary                                                  Section 5.5(b)

Term                                                       Section
----                                                       -------

Stated Value of the Company                                Section 9.1(a)
Successor                                                  Section 8.1(b)(2)
Transfer                                                   Section 8.1(a)
Withholding Advance                                        Section 4.1(c)(2)

         1.3  Terms Generally.

         The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.


                                   ARTICLE 2

                             FORMATION AND PURPOSE

         2.1 Formation.

         The Members hereby form the Company as a limited liability company pursuant to the Act. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of either Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         2.2  Name.

                  (a) The name of the Company is Insight Communications of Indiana, LLC. Except as provided in Section 2.2(b), the business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Management Committee deems appropriate or advisable. The Company shall file any assumed name certificates and similar filings, and any amendments thereto, that the Management Committee considers appropriate or advisable. Such names and any trade or service names, marks, emblems or logos used by the Company shall be exclusive property of the Company and no Person shall have any right to use, and each Member agrees not to use, any of said names, marks, emblems or logos other than on behalf of the Company (other than any of the foregoing that incorporates the name "Insight" or any variant thereof, which shall remain the exclusive property of Insight and may be used by Insight without limitation).

                  (b) The Company shall not conduct business under the name "TeleCommunications, Inc.," "TCI," or any variation thereof without the approval of TCI, except that any asset contributed to the Company by TCI may continue to bear any name borne by such asset at the time of its contribution to the Company for a period of 120 days after its contribution. The parties agree that "Communications" is not a variation of "Tele-Communications, Inc." for purposes of this Section 2.2(b).

         2.3  Principal and Registered Office.

         The office required to be maintained by the Company in the State of Delaware pursuant to Section 18-104 of the Act shall initially be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The resident agent of the Company pursuant to Section 18-104 of the Act shall initially be The Corporation Trust Company. The Company may, upon compliance with the applicable provisions of the Act, change its principal office or resident agent from time to time in the discretion of the Management Committee. The principal office of the Company shall be located at 126 E. 56th Street, New York, New York 10022, or at such other place as the Management Committee shall from time to time designate by written notice to the Members. The Company may conduct business at such additional places as the Management Committee shall deem advisable.

         2.4  Term.

         The term of the Company shall commence on the date of the filing of the Certificate of Formation with the Secretary of State of Delaware, and shall continue until the date that is twelve years from the date of the Closing, unless sooner terminated as provided in this Agreement.

         2.5  Purposes of Company.

         Subject to Sections 2.6, 10.1, 10.2, 10.4 and 16.1, the purposes of the Company are:

                  (a) to engage in the business, directly or indirectly through interests in one or more Subsidiaries, of acquiring, developing, owning, operating, managing, and selling the cable television systems in the State of Indiana and in the Commonwealth of Kentucky and other assets to be contributed to the Company by the Members pursuant to the Contribution Agreement;

                  (b) to acquire, develop, own, operate, manage, and sell additional cable television systems in the State of Indiana and the Commonwealth of Kentucky and such other States as the Managing Member may determine (subject to the provisions of Section 7.6(m));

                  (c) to acquire, develop, own, operate, manage, and sell, or invest in, businesses related to and ancillary to the ownership and operation of the cable television systems referred to above (including, but not limited to, high speed data service, Internet access, telephony services and other telephony-related investments or businesses, and video wireless services and wireless communications services and other wireless-related investments or businesses but not including multipoint distribution systems ("MDS"), multichannel multipoint distribution systems ("MMDS"), direct-to-home satellite systems ("DTH") or Internet Backbone Services), it being agreed that the use of IP technology to provide telephone, fax, video, video conferencing, telecommuting, virtual private networks, security and energy management services to subscribers of the Company's cable television systems does not constitute engaging in an Internet Backbone Service and, subject to Section 16.1(b), is within the purposes of the Company;

                  (d) to conduct other businesses as determined by mutual agreement of the Members;

                  (e) in connection with the businesses described in Section 2.5(a)-(d), to possess, transfer, mortgage, pledge, or otherwise deal in, and to exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to securities or other assets held or owned by the Company, and to hold securities or assets in the name of a nominee or nominees;

                  (f) in connection with the businesses described in Section 2.5(a)-(d), to borrow or raise money, and from time to time to issue, accept, endorse, and execute promissory notes, loan agreements, options, stock purchase agreements, contracts, documents, checks, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance, or assignment in trust of, the whole or any part of the property of the Company whether at the time owned or thereafter acquired and to guarantee the obligations of others and to sell, pledge, or otherwise dispose of such bonds or other obligations of the Company for its purposes;

                  (g) in connection with the businesses described in Section 2.5(a)-(d), to guarantee the obligations of others in connection with the purchase or acquisition by the Company of securities or assets;

                  (h) to maintain an office or offices in such place or places as the Management Committee shall determine and in connection therewith to rent or acquire office space, engage personnel, and do such other acts and things as may be necessary or advisable in connection with the maintenance of such office, and on behalf of and in the name of the Company to pay and incur reasonable expenses and obligations for legal, accounting, investment advisory, consultative and custodial services, and other reasonable expenses including taxes, travel, insurance, rent, supplies, interest, salaries and wages of employees, and all other reasonable costs and expenses incident to the operation of the Company;

                  (i) to form and own one or more corporations, trusts, partnerships or other entities (but no entity so formed or owned, while it is a Subsidiary, may do what the Company is prohibited by this Agreement from doing); and

                  (j) to own, lease, or otherwise acquire any and all assets and services related to the foregoing purposes and to engage in such other activities related either directly or indirectly to the foregoing purposes as may be necessary, advisable, or appropriate, in the opinion of the Management Committee, for the promotion or conduct of the business of the Company.

         2.6  Actions of Company Prior to Closing.

         Notwithstanding any other provisions hereof, until the Closing, the sole activities of the Company shall be efforts to obtain the consents and approvals required under the Contribution Agreement and to otherwise take actions in accordance with the terms of the Contribution Agreement to consummate the transactions contemplated thereby. Until the Closing shall occur, there shall be no Management Committee and all actions undertaken by or on behalf of the Company must be executed by authorized signatories of the Managing Member and TCI; provided that actions to be taken by the Company prior to Closing will be taken in accordance with the terms of the Contribution Agreement and the Managing Member and TCI shall take such actions and execute such documents as reasonably necessary to carry out such terms.

         2.7  Certificate of Formation.

         The Managing Member shall cause the Certificate of Formation to be filed with the Secretary of State of Delaware and shall cause the Certificate of Formation to be filed or recorded in any other public office where filing or recording is required or is deemed by the Management Committee to be advisable.

         2.8  Addresses of the Members.

         The respective addresses of the Members are set forth on Schedule I.

         2.9  Foreign Qualification.

         The Managing Member shall take all necessary actions to cause the Company to be authorized to conduct business legally in all appropriate jurisdictions, including registration or qualification of the Company as a foreign limited liability company in those jurisdictions that provide for registration or qualification and the filing of a certificate of limited liability company in the appropriate public offices of those jurisdictions that do not provide for registration or qualification.

         2.10  Tax Classification.

         Notwithstanding any other provision of this Agreement, no Member or employee of the Company may take any action (including the filing of a U.S. Treasury Form 8832 Entity Classification Election) that would cause the Company to be characterized as an entity other than a partnership for federal income tax purposes without the affirmative unanimous consent of the Members. A determination of whether any action will have the effect described in the preceding sentence will be based upon a declaratory judgement or similar relief obtained from a court of competent jurisdiction, a favorable ruling from the Internal Revenue Service, or the receipt of an opinion of counsel reasonably satisfactory to the Members.


                                   ARTICLE 3

                                COMPANY CAPITAL

         3.1 Contributions.

                  (a) Contributions at Formation. Simultaneously with the execution of this Agreement, the Members shall each contribute to the Company the capital contributions specified in Schedule II hereto.

                  (b) Contributions at Closing. At the Closing, and pursuant to the terms of the Contribution Agreement:

                           (1)      TCI will contribute or cause to be
contributed to the Company, free and clear of all Liens (other than Permitted Liens), the assets specified in Section 2.1 of the Contribution Agreement; and

                           (2)      Insight will contribute or cause to be
contributed to the Company, free and clear of all Liens (other than Permitted Liens), the assets specified in Section 2.1 of the Contribution Agreement.

                  (c) Fair Market Value of Contributions; Capital Account Balances, Applicable Percentages. Schedule II sets forth (1) the aggregate gross fair market value of all assets as a group to be contributed to the Company by Insight and TCI, respectively, pursuant to Section 3.1(b); (2) the Capital Accounts of each Member immediately after the Closing; and (3) the Percentage Interest of each Member immediately after the Closing.

                  (d) Determining Fair Market Value of Contributed Assets. Except as otherwise agreed to between the Members, the fair market value of any asset contributed by a Member to the Company shall be determined for purposes of this Agreement as follows:

                           (1)      For purposes of this Agreement, other than
under Article 9 and other than with respect to the assets contributed by the Members pursuant to Sections 3.1(a) and (b), which shall have the value specified in this Agreement, the fair market value of an asset shall be that value agreed to by the Management Committee by unanimous vote within ten days after any party having an interest in the determination of such value requests such determination.

                           (2)      In the event the Management Committee is
unable to agree on a value during such ten-day period, fair market value shall be determined within 20 days thereafter by an investment banker mutually selected within five days of the end of such ten-day period by the parties in interest and such determination shall be conclusive and binding on all such parties. Each such party shall pay its pro rata portion of the expenses of the investment banker. If the investment banker is only able to provide a range in which fair market value would exist, fair market value shall be the average value of the highest and lowest values of such range.

         3.2  Additional Capital Contributions.

         There shall be no further assessments for additional Capital Contributions by the Members to the Company, provided that this section shall not in any way limit either Member's obligations pursuant to the Contribution Agreement to make any payment to the Company required thereunder.

         3.3  Assumption of Liabilities.

         In accordance with the terms and conditions of the Contribution Agreement, the Company will, at the Closing, assume and undertake to pay, discharge, and perform those obligations and liabilities of TCI, Insight, and their respective Affiliates that are specified in Section 4.1 of the Contribution Agreement.

         3.4  Return of Contributions.

         Neither Member shall have the right to demand a return of all or any part of its Capital Contribution during the term of the Company, and any return of the Capital Contribution of either Member shall be made solely from the assets of the Company and only in accordance with the terms of this Agreement. No interest shall be paid to either Member with respect to its Capital Contribution to the Company.

                                   ARTICLE 4

                 DISTRIBUTIONS; ALLOCATIONS OF PROFIT AND LOSS

         4.1 Distributions of Cash.

                  (a)      Amount and Timing of Distributions.

                           (1)      The Company shall, with respect to each
Fiscal Year (other than the fiscal quarter in which the Company is liquidated), distribute to Insight, (i) at least 10 days prior to each quarterly due date for individual estimated tax payments for the Fiscal Year, an amount equal to the estimated Tax Amount for Insight for such quarter, computed on an annualized basis and prorated for the cumulative number of months in the Fiscal Year that have passed as of the end of the quarter for which such estimated Tax Amount is being computed; and (ii) not later than 90 days after the end of such Fiscal Year an aggregate amount equal to the Tax Amount for Insight for such Fiscal Year (to the extent not previously distributed to Insight pursuant to the preceding clause (i) with respect to such Fiscal Year). For purposes of making the computation in Section 4.1(a)(1)(i) for the first, second, and third quarters of each Fiscal Year, such computation shall be based upon the Company's estimated taxable income for the first three, five and eight months of the Fiscal Year, respectively. The Company shall make a pro rata distribution to TCI in proportion to the Members' relative Percentage Interests in respect of each distribution to Insight pursuant to the preceding sentence.

                           (2)      No cash of the Company not required to be
distributed pursuant to Section 4.1(a)(1) or Section 11.2(d)(3) shall be distributed except as the Members may approve pursuant to Section 7.6(p).

                  (b) Allocation of Distributions. All distributions of cash pursuant to Section 4.1(a), Section 11.2(d)(3) or otherwise approved by the Members shall be made to the Members in proportion to their Percentage Interests.

                  (c)      Tax Withholding.

                           (1)      The Company shall seek to qualify for and
obtain exemptions from any provision of the Code or any provision of state, local, or foreign tax law that would otherwise require the Company to withhold amounts from payments or distributions to the Members. If the Company does not obtain any such exemption, the Company is authorized to withhold from any payment or distribution to either Member any amounts that are required to be withheld pursuant to the Code or any provision of any state, local, or foreign tax law that is binding on the Company.

                           (2)      Any amount withheld with respect to any
payment or distribution to either Member shall be credited against the amount of the payment or distribution to which the Member would otherwise be entitled. If the Code or any provision of any state, local, or foreign tax law that is binding on the Company requires that the Company remit to any taxing authority any withholding tax with respect to, or for the account of, either Member in its capacity as a Member, the Company shall, to the extent that Company funds are available therefor, remit the full required amount of such withholding tax to the taxing authority and shall notify such Member in writing of its obligation to pay to the Company such withholding tax to the extent it exceeds the amount of any payment or distribution to which such Member would otherwise then be entitled. Each Member shall pay to the Company, within five Business Days after its receipt of written notice from the Company that withholding is required with respect to such Member, any amounts required to be remitted by the Company to any taxing authority with respect to such Member that are in excess of the amount of any payment or distribution to which such Member would otherwise be entitled. If the Company is required to remit any withholding tax with respect to, or for the account of, either Member prior to the Company's receipt of any payment required to be made by such Member pursuant to the preceding sentence, the amount of the payment required to be made by such Member shall be treated as a loan (the "Withholding Advance") from the Company to the Member, which shall accrue interest from the date the Company is required to remit such withholding tax until paid by such Member or credited against payments or distributions to which such Member would otherwise be entitled as provided in Section 4.1(c)(3) at a rate of fifteen percent per year, compounded semi-annually.

                           (3)      Any Withholding Advance made to a Member and
any interest accrued thereon shall be credited against, and shall be offset by, the amount of any later payment or distribution to which the Member would otherwise be entitled (without duplication of the credit provided in the first sentence of Section 4.1(c)(2)), with any credit for accrued and unpaid interest as of the date such payment or distribution would otherwise have been made being applied before any credit for the amount of the Withholding Advance. Any Withholding Advance made to a Member and any interest accrued thereon, to the extent it has not previously been paid by the Member in cash or fully credited against payments or distributions to which the Member would otherwise be entitled, shall be paid by the Member to the Company upon the earliest of (A) the dissolution of the Company, (B) the date on which the Member ceases to be a Member of the Company, or (C) demand for payment by the Company.

                           (4)      All amounts that are credited against
payments or distributions to which a Member would otherwise be entitled pursuant to this Section 4.1(c) shall be treated as amounts distributed to such Member pursuant to Section 4.1(a) for all purposes of this Agreement.

         4.2  Allocations of Net Profit and Net Loss.

                  (a) Allocations of Net Profit and Net Loss. Except as provided in Section 4.2(b), Net Profit and Net Loss for each Fiscal Year (or portion thereof) shall be allocated between the Members in proportion to their Percentage Interests.

                  (b) Allocations of Net Profit and Net Loss Following Dissolution. Notwithstanding Section 4.2(a), following the dissolution of the Company pursuant to Section 11.1, beginning in the Fiscal Year in which such dissolution occurs or beginning in any Fiscal Year prior to the Fiscal Year in which such dissolution occurs if the Company's Federal income tax return for such prior Fiscal Year has not yet been required to be filed (not including extensions), items of income and gain, loss, and deduction shall be allocated between the Members so as to cause the credit balances in the Members' Capital Accounts to be in proportion to their Percentage Interests.

         4.3  Special Provisions Regarding Allocations of Profit and Loss.

                  (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4, if there is a net decrease in Company Minimum Gain for any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and if necessary for succeeding Fiscal Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g); provided, however, that this Section 4.3(a) shall not apply to the extent the circumstances described in Treasury Regulations Sections 1.704-2(f)(2), 1.704-2(f)(3), 1.704- 2(f)(4), or 1.704-2(f)(5) exist.
Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items of Company income and gain to be allocated pursuant to this
Section 4.3(a) shall be determined in accordance with Treasury Regulations
Section 1.704-2(f)(6). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (b) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4 except Section 4.3(a), if during any Fiscal Year there is a net decrease in Member Nonrecourse Debt Minimum Gain, each Member with a share of that Member Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of such Fiscal Year must be allocated items of Company income and gain for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to that Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(4)); provided, however, that this Section 4.3(b) shall not apply to the extent the circumstances described in the third and fifth sentences of Treasury Regulations
Section 1.704-2(i)(4) exist. Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items of Company income and gain to be allocated pursuant to this Section 4.3(b) shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4). This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations
Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (c) Qualified Income Offset. If a Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided, however, that an allocation pursuant to this Section 4.3(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(c) were not in this Agreement. Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.

                  (d) Gross Income Allocation. If a Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount such Member is obligated to restore to the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c), (2) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(g)(1), and (3) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(i)(5), such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 4.3(d) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 4 have been tentatively made as if Section 4.3(c) and this
Section 4.3(d) were not in this Agreement. Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.

                  (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated between the Members in proportion to their Percentage Interests.

                  (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member that bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704- 2(i).

                  (g) Section 754 Adjustment. To the extent any adjustment to the adjusted tax basis of any asset of the Company pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations
Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

                  (h) Excess Nonrecourse Liabilities. For purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Member's interest in Company profits shall be deemed to be equal to such Member's Percentage Interest.

                  (i) Curative Allocations. The allocations set forth in this
Article 4 (other than Section 4.3(g), Section 4.3(h), and this Section 4.3(i)) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. The Members intend that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 4.3(i). Therefore, notwithstanding any other provision of this
Article 4 (other than the Regulatory Allocations), offsetting special allocations of Company income, gain, loss, or deduction shall be made so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 4.2. In making such offsetting special allocations, future Regulatory Allocations under
Section 4.3(a) and Section 4.3(b) that, although not yet made, are likely to offset Regulatory Allocations made under Section 4.3(e) and Section 4.3(f), shall be taken into account.

         4.4  Tax Allocations: Code Section 704(c).

                  (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated between the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value using the traditional allocation method described in Treasury Regulations Section 1.704-3(b).

                  (b) If the Gross Asset Value of any asset of the Company is adjusted pursuant to paragraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

                  (c) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, either Member's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

         4.5  Allocation in Event of Transfer.

         If an interest in the Company is transferred in accordance with Article 8 or 9 of this Agreement, the Net Profit and Net Loss of the Company and each item thereof, and all other items attributable to the transferred interest for such Fiscal Year, shall be divided and allocated between the transferor and the transferee pursuant to the interim closing of the Company books method set forth in Treasury Regulation Section 1.706-1(c)(2)(ii) unless the parties otherwise agree. This Section shall apply for purposes of computing a Member's Capital Account and for federal income tax purposes.

         4.6  Alternative Allocations.

         The Management Committee is authorized and directed to allocate items of income, gain, loss, or deduction arising in any Fiscal Year differently from the manner that is otherwise provided for in this Agreement if, and to the extent that, the Management Committee believes that the allocation of items of income, gain, loss, or deduction in the manner otherwise provided for in this Agreement would cause the credit balances in the Members' Capital Accounts not to be in proportion to their Percentage Interests immediately prior to any distributions pursuant to Section 11.2(d)(3) if the Company were dissolved and terminated on the last day of such Fiscal Year. Any allocation that is made pursuant to this Section 4.6 shall be deemed to be a complete substitute for any allocation that is otherwise provided for in this Agreement and no amendment to this Agreement shall be required.


                                   ARTICLE 5

                    AUTHORITY OF THE MANAGING MEMBER; OTHER
                       MATTERS AFFECTING MANAGING MEMBER

         5.1  Authority of Managing Member.

         The Managing Member agrees that, except for the designation and removal of Representatives by the Managing Member pursuant to Section 7.2 hereof, or as otherwise expressly provided herein (including as provided in Section 2.6) or in the Management Agreement, the Managing Member acting alone shall not give any consent on any matter or take any other action as the Managing Member, including, without limitation, acting on behalf of or binding the Company with respect to any matter in respect of which approval by the Management Committee or the Members is required by the provisions of this Agreement or the Act, unless such consent, matter or other action shall first have been adopted or approved by the Management Committee or the Members, as the case may be, in accordance with the provisions of this Agreement or the Act as applicable.

         5.2  No Personal Liability.

         The Managing Member shall not have any personal liability for the repayment of the Capital Contributions of any other Member; provided that the Managing Member shall promptly return to the Company or to the Member or Members entitled thereto any distributions received by the Managing Member in excess of those to which the Managing Member is entitled under this Agreement.

         5.3 Management Agreement.

         The Company and Insight (or its designated Affiliate) shall enter into the Management Agreement effective as of the Closing. Insight shall be entitled to the payments and reimbursements set forth therein.

         5.4  Resignation as Managing Member.

                  (a) Insight may not resign as the Managing Member without the consent of TCI (subject to the rights of transfer set forth elsewhere in this Agreement and it being understood that no transfer permitted by the terms of this Agreement shall be deemed to be a resignation for any purpose), other than upon the dissolution and winding up of the Company in accordance with the provisions of Article 11. If TCI consents to such resignation, the Company shall dissolve in accordance with the provisions of Article 11 unless, within ninety days after the resignation of Insight as the Managing Member:

                           (1)      TCI and Insight elect to continue the
business of the Company and TCI elects, effective as of the date of the resignation of Insight as the Managing Member, to become the new Managing Member; or

                           (2)      TCI and Insight elect to continue the
business of the Company, TCI elects not to become the new Managing Member, and TCI and Insight agree to the appointment, effective as of the date of the resignation of Insight as the Managing Member, of one or more new Managing Members.

                  For purposes of this Agreement, the term "resignation" does not include the happening of any event described in Section 18-304(a) or (b) of the Act, and no Member shall cease to be a Member solely upon the happening of such event(s); provided, that upon the happening of any such event that results in the appointment of a trustee, receiver or liquidator of the Member or of all or substantially all of such Member's properties and the loss by the Member of its management authority with respect to all or substantially all of its properties, then (x) all Representatives of the affected Member shall be deemed to have resigned from the Management Committee and such Member shall have no further right to designate any Representatives; and (y) no consent of such Member or its Representatives required under any provision of this Agreement shall any longer be required and the other Member shall be entitled to grant all such consents and take all actions relating to the Company and its business.

                  (b) If the Company is continued pursuant to Section 5.4(a) following the resignation of Insight as the Managing Member, Insight shall continue to be a Member of the Company, but not a Managing Member, and TCI shall have the right to appoint three Representatives to the Management Committee and Insight shall have the right to appoint two Representatives to the Management Committee, provided that any such change in the identity of the Managing Member and the composition of the Management Committee shall be subject to and conditioned upon receipt of all necessary governmental approvals and other material third party consents. The resignation of Insight as the Managing Member shall not alter the allocations and distributions to be made to the Members pursuant to this Agreement.

                  (c) Without limiting any other rights or remedies that the Company or TCI may have at law or in equity, upon any resignation by Insight as the Managing Member in violation of this Agreement (it being understood and agreed that no transfer permitted by the terms of this Agreement shall be deemed to be a resignation for any purpose), then, notwithstanding any other provision of this Agreement to the contrary (1) all representatives of the Managing Member shall be deemed to have resigned from the Management Committee and the Managing Member shall have no further right to designate any representatives; and (2) no consent of the Managing Member or its representatives required under any provision of this Agreement shall any longer be required and TCI shall be entitled to grant all such consents and take all actions relating to the Company and its business.

         5.5  Tax Matters Member.

                  (a) The Managing Member is hereby designated as the Tax Matters Member of the Company, as provided in Treasury Regulations pursuant to Code Section 6231 and analogous provisions of state law. Each Member, by the execution of this Agreement, consents to such designation of the Tax Matters Member and agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

                  (b) To the extent and in the manner provided by applicable law and Treasury Regulations, the Tax Matters Member shall furnish the name, address, profits interest, and taxpayer identification number of each Member and any Transferee to the Secretary of the Treasury or his delegate (the "Secretary").

                  (c) The Tax Matters Member shall notify each Member of any audit that is brought to the attention of the Tax Matters Member by notice from the Internal Revenue Service, and shall forward to each Member copies of any written notices, correspondence, reports, or other documents received by the Tax Matters Member in connection with such audit within ten Business Days following its notification by the Internal Revenue Service or its receipt, as the case may be. The Tax Matters Member shall provide TCI with reasonable advance notice of administrative proceedings with the Internal Revenue Service, including any closing conference with the examiner and any appeals conference.

                  (d) The Tax Matters Member shall give the Members written notice of its intent to initiate judicial review, file a request for administrative adjustment on behalf of the Company, extend the period of limitations for making assessments of any tax against a Member with respect to any Company item, or enter into any agreement with the Internal Revenue Service that would result in the settlement of any alleged tax deficiency or other tax matter, or to any adjustment of taxable income or loss or any item included therein, affecting the Company or any Member. The Tax Matters Member shall not take any such action if TCI elects within thirty days after its receipt of the Tax Matters Member's notice to require that the Tax Matters Member refrain from taking such action.

                  (e) Subject to the foregoing provisions of this Section 5.5, the Tax Matters Member is hereby authorized, but not required:

                           (1)      to enter into any settlement with the
Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Member may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind either Member that (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the Secretary providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on the behalf of such Member;

                           (2)      if a notice of a final administrative
adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or elsewhere as allowed by law, or the United States Claims Court;

                           (3)      to intervene in any action brought by any
other Member for judicial review of a final adjustment;

                           (4)      to file a request for an administrative
adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

                           (5)      to enter into an agreement with the Internal
Revenue Service to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

                           (6)      to take any other action on behalf of the
Members (with respect to the Company) or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or Treasury Regulations.

                  (f) The Company shall indemnify and reimburse the Tax Matters Member for all expenses (including legal and accounting fees) incurred pursuant to this Section 5.5 in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such reasonable expenses shall be made before any distributions are made to the Members. The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent provided herein or required by law, is a matter in the sole discretion of the Tax Matters Member and the provisions on limitations of liability of the Managing Member and indemnification set forth in Article 12 shall be fully applicable to Insight in its capacity as the Tax Matters Member.

                  (g) Any Member that receives a notice of an administrative proceeding under Code Section 6233 relating to the Company shall promptly notify the Tax Matters Member of the treatment of any Company item on such Member's federal income tax return that is or may be inconsistent with the treatment of that item on the Company's return.

                  (h) Either Member that enters into a settlement agreement with the Secretary with respect to any Company item shall notify the Tax Matters Member of such agreement and its terms within thirty days after its date, and the Tax Matters Member shall notify the other Members of the settlement agreement within thirty days of such notification.


                                   ARTICLE 6

                               STATUS OF MEMBERS

         6.1  No Management and Control.

         Except as expressly provided in this Agreement, no Member (other than the Managing Member) shall take part in or interfere in any manner with the control, conduct, or operation of the Company or have any right or authority to act for or bind the Company or to vote on matters relating to the Company.

         6.2  Limited Liability.

         No Member shall be bound by or personally liable for the expenses, liabilities, or obligations of the Company. In no event shall any Member be required to make up a deficiency in its Capital Account upon the dissolution and termination of the Company.

         6.3  Return of Distributions of Capital.

         A Member may, under certain circumstances, be required by law to return to the Company, for the benefit of the Company's creditors, amounts previously distributed. No Member shall be obligated by this Agreement to pay those distributions to or for the account of the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, a Member must return or pay over any part of those distributions, the obligation shall be that of such Member alone and not of any other Member. Any payment returned to the Company by a Member or made directly by a Member to a creditor of the Company shall be deemed a Capital Contribution by such Member.

         6.4  Specific Limitations.

         No Member shall have the right or power to: (a) (i) resign as a Member (subject to the rights of transfer set forth elsewhere in this Agreement and subject to Section 5.4(a) with respect to the Managing Member) or (ii) reduce its Capital Contribution except as a result of the dissolution of the

Company or as otherwise provided by law, (b) bring an action for partition against the Company or any assets of the Company, (c) cause the termination and dissolution of the Company, except as set forth in this Agreement, or (d) demand or receive property other than cash in return for its Capital Contribution. Except as otherwise set forth in this Agreement or in any agreement permitted to be entered into under this Agreement with respect to the purchase, redemption, retirement, or other acquisition of Membership Interests, no Member shall have priority over any other Member either as to the return of its Capital Contribution or as to Net Profit, Net Loss, or distributions. Other than upon the termination and dissolution of the Company as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of any Member will be returned.


                                   ARTICLE 7

                           MANAGEMENT OF THE COMPANY

         7.1  Management Committee Powers.

                  (a) Except as otherwise expressly provided for herein (including as provided in Section 2.6 and Section 5.1) or in the Management Agreement, the business of the Company shall be managed by the Management Committee pursuant to the provisions of this Agreement. The Management Committee shall have exclusive authority and full discretion with respect to the management of the business of the Company, subject to the provisions of the Management Agreement; provided, however, any power of the Management Committee may also be exercised by the unanimous action of the Members.

                  (b) All decisions of the Management Committee shall be by resolution duly adopted in accordance with the provisions of this Agreement. The Management Committee may delegate such general or specific authority to the Managing Member and the officers of the Company as it from time to time considers desirable, and the Managing Member and the officers of the Company may exercise the authority granted to them, subject to any restraints or limitations imposed by the Management Committee and the provisions of Sections 7.5 and 7.6 and any other express provisions of this Agreement. The authority granted to the Managing Member pursuant to the Management Agreement shall be deemed a delegation of authority by the Management Committee pursuant to this Section.

         7.2  Appointment and Removal of Representatives.

                  (a) The Management Committee shall consist of five Representatives, three Representatives to be appointed by Insight and two Representatives to be appointed by TCI. The initial Representatives are specified in Schedule III. The Chairman and Secretary of the Management Committee shall be chosen by the Management Committee.

                  (b) Each Member shall use its good faith efforts to designate its Representatives as promptly as is reasonably practicable so that the Committee shall at all times contain the number of Representatives provided for in Section 7.2(a).

                  (c) Either Member may at any time, by written notice to the other Member, remove its Representatives, with or without cause, and substitute Representatives to serve in their stead. No Representative shall be removed from office, with or without cause, without the consent of the Member that designated him.

                  (d) If any Representative is unwilling or unable to serve as such or is removed from office by the Member that designated him, before the transaction of any other business by the Management Committee, such Member shall designate a successor to such Representative.

                  (e) The written notice of the Member appointing a Representative shall in each case set forth such Representative's business address and business telephone number.

                  (f) Each Member shall promptly give written notice to the other Member of any change in the business address or business telephone number of any of its Representatives.

                  (g) No compensation of, or expenses incurred by, the Representatives incident to their duties and responsibilities as such under this Agreement shall be paid by, or charged to, the Company.

         7.3  Meetings of the Management Committee.

         The Management Committee shall hold one regular meeting each quarter at such time and place as shall be determined by the Management Committee. Special meetings of the Management Committee may be called at any time by any Representative upon not less than three Business Days' prior notice. Except as otherwise determined by the Management Committee, all special and regular meetings of the Management Committee shall be held at the principal office of the Company.

         7.4  Procedural Matters.

                  (a) Each Representative shall have one vote in all matters presented to the Management Committee for decision or approval. At all meetings of the Management Committee, except as otherwise expressly provided for in this Agreement, the affirmative vote of a majority of the Representatives, present at such meeting in person or by proxy, shall be required for all actions and decisions of the Management Committee. If a majority of the Representatives are not present in person or represented by proxy at any meeting, the Representatives present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a majority of the Representatives shall be present or represented.

                  (b) Unless waived in writing by all of the Representatives (before or after a meeting) at least three Business Days' prior notice of any meeting shall be given to each Representative. Such notice shall state the purpose for which such meeting has been called.

                  (c) Each Representative entitled to vote at a meeting of the Management Committee or to express consent to any action in writing without a meeting or to express consent to any action pursuant to any other provision of this Agreement may authorize another Representative or Person to act for him by proxy. To be effective such proxy shall be presented at the meeting at which such proxy is to be used or shall be presented with the writing pursuant to which any action is taken or consent is given pursuant to such proxy, but no proxy shall be valid after a period of three years from its date, unless the proxy provides for a longer period.

                  (d) Any action required or permitted to be taken by the Management Committee may be taken without a meeting if the number of Representatives required hereunder to consent to such action, consent in writing to such action. Such consent shall have the same effect as a vote of the Management Committee. Prompt notice of any written action taken without the consent of all Representatives shall be given to all non-consenting Representatives following the taking of such action. Members of the Management Committee shall have the right to participate in a meeting of the Management Committee by means of a conference telephone or similar communications equipment by means of which all Representatives participating in the meeting can hear each other and be heard, and such participation shall constitute presence in person at the meeting.

                  (e) The Management Committee shall cause to be kept a book of minutes of all of its meetings in which there shall be recorded the time and place of each such meeting, whether regular or special, and if special, by whom called, the notice thereof given, the names of those present, and the proceedings thereof.

         7.5  Matters Requiring TCI Approval.

         Notwithstanding any provision in this Agreement to the contrary, and in addition to any other consent or approval that may be required by the express terms of this Agreement, without the consent of TCI, which may be withheld by TCI in its sole discretion, the Company shall not take, and the Management Committee shall have no authority to cause the Company to, or cause or permit any Subsidiary to, consummate an Asset Disposition if such Asset Disposition would result in the allocation of income or gain to TCI pursuant to Section 4.4 and Code Section 704(c), except upon the liquidation and dissolution of the Company in accordance with Articles 9 and 11; provided, however, that the limitations of this paragraph shall not apply to any pledging of assets by any Person to secure any Indebtedness of such Person permitted by this Agreement or to any disposition of assets upon the exercise of any rights granted by such a pledge.

         7.6  Matters Requiring Insight and TCI Approval.

         Notwithstanding any provision in this Agreement to the contrary, and in addition to any other consent or approval that may be required by the express terms of this Agreement, the Company shall not take, and the Management Committee shall have no authority to cause the Company to take, or cause or permit any Subsidiary to take, any of the following actions without the consent of Insight and TCI:

                  (a) incur any Indebtedness, or consummate any Asset Acquisition, such that immediately after the incurrence of such Indebtedness or consummation of such Asset Acquisition, the Company's Operating Cash Flow Ratio would exceed 7.0 to 1; or

                  (b) consummate one or more Asset Dispositions, in any consecutive twelve month period, having an aggregate value in excess of $25,000,000, except upon the liquidation and dissolution of the Company in accordance with Articles 9 and 11; provided, however, that the limitations of this paragraph shall not apply to any pledging of assets by any Person to secure any Indebtedness of such Person permitted by this Agreement, or to any disposition of assets upon the exercise of any rights granted by such a pledge; or

                  (c) merge with or consolidate into any Person or become a party to any recapitalization or other form of reorganization, or cause or permit any Subsidiary to merge with or consolidate into any Person or become a party to any recapitalization or other form of reorganization (except that, with approval of the Management Committee and without the separate consent of each of Insight and TCI, (1) a Subsidiary may merge with another Subsidiary or with the Company and the Company may merge with a Subsidiary; and (2) a Subsidiary may merge with a Person other than a Subsidiary as a means of effecting any acquisition or disposition of assets that is otherwise permitted by this Agreement); or

                  (d) enter into any transaction with either Member or any Affiliate of either Member unless the transaction is in the ordinary course of the Company's business, is on terms that are no less favorable to the Company than could have been obtained in a comparable arm's- length transaction with a Person that is not a Member or an Affiliate of either Member, and contemplates payments to or by the Company in any twelve month period not in excess of $500,000, individually or in the aggregate (provided that (1) the Management Agreement in the form attached hereto is hereby approved, and (2) transactions described in the Contribution Agreement or in this Agreement, including without limitation the transactions contemplated by Section 16.1(b) hereof, under the circumstances specified therein or herein, and in accordance with the terms provided therein or herein, are hereby approved), or enter into any transaction with either Member or any Affiliate of either Member pursuant to which such Member or any Affiliate of such Member would be authorized or permitted to use the Company's cable television system distribution facilities in connection with such Member engaging in any business (other than through the Company) that is ancillary to the ownership or operation of cable television systems, including, without limitation, those businesses described in Section 2.5(c); or

                  (e) elect to continue the business of the Company beyond its initial 12 year term; or

                  (f) select a new Managing Member of the Company pursuant to Section 5.4(b)(2); or

                  (g) liquidate or dissolve except in accordance with Articles 9 and 11; or

                  (h) issue any Membership Interest or other equity interest in the Company, or any option, warrant or other debt or equity interest convertible into or evidencing the right to acquire (whether for not for additional consideration) any Membership Interest or other equity interest in the Company, except pursuant to the Management Incentive Plan; or

                  (i) admit any additional Members to the Company except in accordance with Article 8; or

                  (j) convert the Company to corporate form or to any other form or change the partnership tax classification of the Company; or

                  (k) commence any bankruptcy or insolvency proceeding, acquiesce in the appointment of a receiver, trustee, custodian or liquidator or admit to the material allegations of a petition filed against the Company in any bankruptcy proceeding; or

                  (l) commence, institute, settle or release any claim or lawsuit (or series of related claims and/or lawsuits) on behalf of the Company, or the confession of a judgment against the Company or either Member in connection with its relationship with the Company, for any amount in excess of $3,000,000 or involving the potential granting of equitable relief that, if granted, would have a material adverse effect on the business of the Company (except that (1) the Management Committee may, without the separate consent of each of Insight and TCI, cause the Company to take action pursuant to Section
7.19 of the Contribution Agreement subject to the terms and conditions thereof, and (2) notwithstanding any other provision in this Agreement to the contrary, TCI may, without the separate consent of Insight or Insight's Representatives, cause the Company to make a good faith claim against Insight pursuant to the indemnification provisions of the Contribution Agreement or against Insight pursuant to the Management Agreement, and Insight may, without the separate consent of TCI or TCI's Representatives, cause the Company to make a good faith claim against TCI pursuant to the indemnification provisions of the Contribution Agreement); or

                  (m) (1) engage in any line of business not described in
Section 2.5 or (2) acquire, operate or manage cable television systems or otherwise conduct business (A) in any State other than the State of Indiana; provided that the Company's operation in those portions of the Commonwealth of Kentucky that are served (at the time of formation of the Company or thereafter) by the cable television systems initially contributed to the Company by the Members pursuant to Section 3.1(b) shall not require any additional approval of the Members, or (B) in the geographic portion of the State of Indiana that is located above the bold line drawn on the map of the State of Indiana attached hereto as Schedule IV unless in either case any such systems or businesses that relate to any other State or to such geographic portion of the State of Indiana that is located above the bold line drawn on such map were acquired in a transaction or series of transactions in which any such systems or businesses did not constitute more than twenty percent of the total assets (as determined by cash flow, the number of subscribers or such other reasonable method, as determined by the Managing Member in its reasonable discretion) acquired in such transaction or series of transactions;

                  (n) make a call for additional Capital Contributions (other than the Capital Contributions to be made pursuant to Sections 3.1(a) and (b)); or

                  (o) purchase, redeem, retire, or otherwise acquire any Membership Interests or other equity interest in the Company, except for the purchase, redemption, retirement, or other acquisition of any equity interest where the terms of such interest, as approved in accordance with this Section 7.6, permit or require such purchase, redemption, retirement, or other acquisition; or

                  (p) make any distribution to the Members other than distributions permitted pursuant to Section 4.1(a)(1) or required by Section 11.2(d)(3);

                  (q)      amend the Management Incentive Plan; or

                  (r) enter into, conduct, engage in or participate in the business of providing or engaging in any Internet Backbone Service, or obtain or acquire any record or beneficial equity interest in any Person which conducts, engages in or participates in any Internet Backbone Service, it being agreed that the use of IP technology to provide telephone, fax, video, video conferencing, telecommuting, virtual private networks, security and energy management services to subscribers of the Company's cable television systems does not constitute such conducting, engaging in, or participating in an Internet Backbone Service and does not, subject to Section 16.1(b), require the consent or approval of the Members pursuant to this Section 7.6(r).

         7.7  Member Consent Defined.

         For purposes of this Agreement, including Sections 7.5 and 7.6, Insight or TCI, as the case may be, shall be deemed to have approved any action or proposed action by or on behalf of the Managing Member, the Company, or any Subsidiary if: (A) Insight or TCI, as the case may be, has affirmatively approved the taking of such action in writing or (B) all of the acting Representatives appointed by Insight or TCI, as the case may be, have affirmatively approved the taking of such action in person or in writing. Insight and TCI may approve any such action or proposed action by either method described in clauses (A) and (B).

                                   ARTICLE 8

                        TRANSFER OF MEMBERSHIP INTERESTS

         8.1 Limitations on Transfers.

                  (a) Except as provided in Section 8.1(b) and 8.1(c), neither Member may sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or otherwise encumber (any or all of the foregoing, a "Transfer") all or any part of its Membership Interest, the profits, losses and distributions therefrom, or any part thereof (whether voluntarily, involuntarily or by operation of law) unless approved by the other Member, which consent shall not be unreasonably withheld or delayed. Notwithstanding the approval of the non-transferring Member to any Transfer by a Member, the rights of any Transferee shall be subject at all times to the limitations set forth in Section 8.2.

                  (b) The restrictions of Section 8.1(a) shall not apply and no consent of the other Member shall be required for:

                           (1)      a Transfer pursuant to Article 9; or

                           (2)      a Transfer to an Affiliate of such Member
(a "Successor") so long as (A) such Transfer would not hinder or impair consummation of any of the transactions contemplated by Article 9; (B) such Successor, prior to such sale or transfer, becomes a party to this Agreement and agrees to be bound by the terms and conditions hereof; and (C) in the case of a Transfer by TCI, TCI Communications, Inc. holds and maintains, directly or indirectly, an economic ownership in such Affiliate equal to at least 50.1% of the economic interest in such Affiliate following such Transfer and has and maintains, directly or indirectly, voting control of such Affiliate following such Transfer; or

                           (3)      a Transfer pursuant to Section 8.7.

                  (c) If Insight desires to effect a Transfer that is not permitted by the terms of this Section 8.1 except with the approval of TCI, and if TCI grants such approval upon Insight's request, TCI shall have the right, effective upon the Transfer by Insight, to become the Managing Member and to appoint three Representatives to the Management Committee, and the transferee of Insight shall have the right to appoint two Representatives to the Management Committee, provided that any such change in the identity of the Managing Member and the composition of the Management Committee shall be subject to and conditioned upon receipt of all necessary governmental approvals and other material third party consents. TCI shall exercise such right, if at all, by giving written notice to Insight at the same time TCI grants its approval to the Transfer by Insight. If TCI exercises such right, the transferee of Insight, upon becoming a Member, shall not be a Managing Member, and the allocations and distributions to be made to the Members pursuant to this Agreement shall not be altered.

                  (d) Notwithstanding anything in this Agreement to the contrary, without the consent of the other Member, neither Member shall effect, or agree to effect, any Transfer that will adversely affect or change, or is reasonably likely to adversely affect or change, the partnership tax classification of the Company.

         8.2  Transferees and Successors.

                  (a) Notwithstanding any provision to the contrary contained herein, no Membership Interest may be transferred unless the Transferee or Successor becomes a party to this Agreement, assumes all of the obligations hereunder of its transferor and agrees to be bound by the terms and conditions hereof in the same manner as the transferor. Upon becoming a party to this Agreement in compliance with the terms hereof, except as otherwise provided herein, any Transferee or Successor shall be substituted fully for, and shall enjoy the same rights and be subject to the same obligations as, its predecessor as a Member and/or a Managing Member hereunder as the case may be.

                  (b) If there is a permitted Transfer of a Membership Interest under this Agreement:

                           (1)      A Transferee's or Successor's Percentage
Interest shall equal the Percentage Interest transferred to it by the transferring Member;

                           (2)      A Transferee's or Successor's Capital
Account shall initially be equal to the Capital Account balance transferred to it by the transferring Member;

                           (3)      If requested to do so by any transferring
Member or by the Transferee or Successor by notice given to the Members, the Company shall make an election under Section 754 of the Code (and a corresponding election under applicable state and local law). Upon the request of either Member, the Company shall also make a timely election under Section 754 of the Code upon a distribution of property or money to a Member.

         8.3  Transfers of Interests in Members.

                  (a) Except as provided in Section 8.3(b), TCI Communications, Inc. agrees that it will not Transfer (whether voluntarily, involuntarily or by operation of law) all or any part of its direct or indirect ownership interests in TCI, without the consent of Insight.

                  (b) The restriction of Section 8.3(a) shall not apply and no consent of Insight shall be required for a Transfer directly or indirectly by TCI Communications, Inc. to an Affiliate of TCI Communications, Inc. so long as
(1) such Transfer would not hinder or impair consummation of any of the transactions contemplated by Article 9; (2) such transferee, prior to such sale or transfer, becomes a party to this Agreement and agrees to be bound by the terms and conditions hereof; and

(3) TCI Communications, Inc. holds and maintains, directly or indirectly, an economic ownership in such Affiliate equal to at least 50.1% of the economic interest in such Affiliate following such Transfer and has and maintains, directly or indirectly, voting control of such Affiliate following such Transfer.

                  (c) It is understood and agreed that nothing in this Section
8.3 shall be deemed to require any consent of Insight to any proposed or actual transfer of control (however such transfer is effected, by sale of stock or assets, merger or consolidation or otherwise) of TeleCommunications, Inc. or TCI Communications, Inc. or to any proposed or actual distribution to the stockholders of Tele-Communications, Inc. of direct or indirect equity interests in TeleCommunications, Inc.

                  (d) It is understood and agreed that nothing in this Agreement shall be deemed to require any consent of TCI to any proposed or actual transfer of control (however such transfer is effected, by sale of stock or assets, merger or consolidation or otherwise) of Insight, provided, however, in the event of such a transfer of control, TCI shall have the right, effective upon such transfer, to become the Managing Member and to appoint three Representatives to the Management Committee, and Insight shall have the right to appoint two Representatives to the Management Committee, provided that any such change in the identity of the Managing Member and the composition of the Management Committee shall be subject to and conditioned upon receipt of all necessary governmental approvals and other material third party consents. TCI shall exercise such right, if at all, by giving written notice to Insight within ten Business Days of TCI's receipt of notice that such a transfer of control is contemplated. If TCI exercises such right, Insight, effective upon such transfer of control, shall no longer be a Managing Member, and the allocations and distributions to be made to the Members pursuant to this Agreement shall not be altered.

                  (e) By executing this Agreement, TCI Communications, Inc. represents and warrants to Insight and the Company that as of the date of this Agreement it owns, directly or indirectly, all of the outstanding equity interests in TCI.

         8.4  Other Consents and Requirements.

         Any Transfer must be in compliance with all requirements imposed by any state securities administrator having jurisdiction over the Transfer and the United States Securities and Exchange Commission and must not cause the Company or any Subsidiary to be in violation of any Ownership Restriction.

         8.5  Assignment Not In Compliance.

         Any Transfer in contravention of any of the provisions of this Article 8 (whether voluntarily, involuntarily or by operation of law) shall be void and of no effect, and shall neither bind nor be recognized by the Company.

         8.6  Division of Membership Interests.

         The several rights and obligations inherent in the Capital Account and Percentage Interest attributable to a Member's Membership Interest are indivisible except in equal proportions, such that the assignment of a specified percentage of a Member's Membership Interest may only represent an equal percentage of the total Capital Account and Percentage Interest that were attributable to such Member's Membership Interest prior to the assignment.

         8.7  Pledge of Membership Interests.

         At the request of the Management Committee, each Member agrees to pledge its Membership Interest to secure any Indebtedness of the Company that is permitted under this Agreement, on terms determined by the Management Committee, so long as all Members are required to pledge their Membership Interests and the terms of the pledge do not impose any personal liability on any Member. In negotiating the terms of any such pledge, the Management Committee will require that the secured party agree to enforce its rights against the Membership Interests of the Members proportionately (based on the Percentage Interest of each Member). If the secured party under any such pledge enforces its rights against the Membership Interests of the Members other than proportionately, the Members will afford each other such rights of contribution and indemnity as are necessary to cause all liabilities, losses, and damages suffered by the Members as a result of the exercise by the secured party of its rights under such pledge to be borne by the Members proportionately.

         8.8  Code Section 708(b)(1)(B).

                  (a) If a Transfer by a Member of all or any portion of its Membership Interest (other than a Transfer pursuant to Article 9) results in a termination of the Company pursuant to Section 708(b)(1)(B) of the Code, the transferring Member will indemnify the other Member for any additional income tax paid by such other Member as a result of such termination (including income tax attributable to Code Section 704(c) allocations), whether required to be paid in or for the taxable year in which such termination occurs or in or for any subsequent taxable year, as offset by any income tax savings to be realized by the other Member as a result of such termination (including income tax savings attributable to Code Section 704(c) allocations), whether realized in or for the taxable year in which such termination occurs or in or for any subsequent taxable year.

                  (b) If a Member desires to assign all or part of its Membership Interest in a transaction that, if consummated at one time, would result in the termination of the Company within the meaning of Code Section 708(b)(1)(B), such Member may elect (1) to assign immediately as much of its Membership Interest as may then be assigned without resulting in the termination of the Company within the meaning of Code Section 708(b)(1)(B) and (2) to assign the remaining portion of its Membership Interest that it desires to assign as soon thereafter as such subsequent assignment would not result in the termination of the Company within the meaning of Code Section 708(b)(1)(B). If a Member notifies the other Member that it has elected to assign all or part of its

Membership Interest in accordance with this Section 8.8(b) specifying in its notice the portion of its Membership Interest to be assigned immediately in accordance with clause (1) of the preceding sentence and the portion of its Membership Interest to be assigned subsequently in accordance with clause (2) of the preceding sentence (the assignment of such portion, the "Deferred Assignment"), then, if the other Member assigns all or any part of its Membership Interest prior to the Deferred Assignment by the notifying Member and the Deferred Assignment therefore results in the termination of the Company within the meaning of Code Section 708(b)(1)(B), the other Member and not the notifying Member shall be treated as the Member causing such termination for purposes of Section 8.8(a).


                                   ARTICLE 9

                                BUY/SELL RIGHTS

         9.1 Commencement of Buy/Sell Process.

                  (a) At any time after the fifth anniversary of the Closing (subject to Section 9.1(b)), either TCI or Insight may elect to commence the process described in this Article 9 by giving written notice (the "Exit Notice") of its election to commence the process described in this Article 9 to the Non-Initiating Member. The Exit Notice shall also specify the Initiating Member's determination of the fair market value of all of the assets of the Company as of the date the Initiating Member delivers the Exit Notice (it being understood and agreed that to the extent the Company has any Subsidiaries, in making the determination of the value of the Company, the Subsidiaries shall be taken into account) (such determination, the "Stated Value of the Company").

                  (b) A Member may not elect to commence the process described in this Article 9:

                           (1)      at any time within twelve months of
delivering a prior Exit Notice to the Non-Initiating Member pursuant to Section 9.1(a); or

                           (2)      at any time within six months of the
effectiveness of a valid notice of postponement delivered by either Member pursuant to Section 9.2; or

                           (3)      at any time following the delivery of an
Exit Notice by the other Member pursuant to Section 9.1(a) and prior to such time, if any, that (A) the Initiating Member and the Non-Initiating Member agree to abandon the purchase and sale of Membership Interests commenced by such Exit Notice pursuant to a subsequent election pursuant to Section 9.1(c), or (B) TCI elects to terminate (or is deemed to have elected to terminate) the purchase and sale of Membership Interests commenced by such Exit Notice pursuant to a subsequent election pursuant to Section 9.3(c)(2) or Section 9.5(b), or (C) the non-defaulting Member elects to terminate the purchase and sale of Membership Interests commenced by such Exit Notice pursuant to a subsequent election pursuant to Section 9.7(a)(3).

                  (c) The purchase and sale of Membership Interests pursuant to this Article 9 may be abandoned at any time following the delivery of an Exit Notice pursuant to Section 9.1(a) and prior to the closing thereof by agreement between the Initiating Member and the Non- Initiating Member.

         9.2  Non-Initiating Member's Option to Postpone the Buy/Sell Process.

         Upon receipt of a valid Exit Notice from the Initiating Member pursuant to Section 9.1, the Non-Initiating Member may elect, by giving written notice to the Initiating Member within five Business Days of the Non-Initiating Member's receipt of such Exit Notice, to postpone for a period of six months the first date on which either Member may commence the process described in this Article 9 by delivering an Exit Notice, provided that each Member may exercise this option to postpone only once during the term of the Company. If the Non-Initiating Member fails to give a timely written notice of its election to postpone pursuant to the preceding sentence (or if the Non-Initiating Member has already exercised its one election to postpone), the Non- Initiating Member shall be deemed not to have made such an election to postpone. A timely and valid election to postpone by the Non-Initiating Member shall become effective immediately upon its delivery to the Initiating Member, at which time the Initiating Member's Exit Notice shall automatically be rescinded and be of no further force and effect and neither Member shall have any further obligations in respect of such Exit Notice and such Exit Notice shall not count against the Initiating Member for purposes of Section 9.1(b)(1).

         9.3  TCI's Options as Non-Initiating Member.

         If TCI receives an Exit Notice from Insight pursuant to Section 9.1 and does not make (or is deemed not to have made) an election to postpone pursuant to Section 9.2, TCI shall elect, by giving written notice (an "Initial Election Notice") of its election to Insight within ninety days after its receipt of the Exit Notice, either to (1) purchase Insight's Membership Interest, or (2) sell its Membership Interest to Insight or to otherwise effect an exit from the Company pursuant to an Alternative Structure. If TCI makes an election pursuant to clause (2) of the preceding sentence, TCI's Initial Election Notice shall also specify whether TCI desires to enter into negotiations with Insight to restructure the sale of TCI's Membership Interest or its exit from the Company in a manner that results in tax-deferred or tax-advantaged treatment to TCI (for example, by the purchase by the Company of assets to distribute to TCI in redemption of TCI's Membership Interest or the distribution by the Company of certain of its then existing assets in redemption of TCI's Membership Interest) (an "Alternative Structure").

                  (a) Election to Purchase. Upon the timely delivery by TCI of an Initial Election Notice pursuant to this Section 9.3 specifying its election to purchase Insight's Membership Interest, Insight shall be obligated to sell and TCI shall be obligated to purchase, in accordance with this Article 9, all of Insight's Membership Interest for a cash price equal to the Equity Value of such Membership Interest. At TCI's option, TCI may designate a financially, legally and technically qualified third party to purchase Insight's Membership Interest, provided that TCI shall not be relieved of its obligation under this Section 9.3(a) in the event such third party does not perform.

                  (b) Election to Sell Without Election to Negotiate Alternative Structure. Upon the timely delivery by TCI of an Initial Election Notice pursuant to this Section 9.3 specifying TCI's election to sell its Membership Interest to Insight without an election by TCI to negotiate an Alternative Structure, TCI shall be obligated to sell and Insight shall be obligated to purchase, in accordance with this Article 9, all of TCI's Membership Interest for a cash price equal to the Equity Value of such Membership Interest.

                  (c) Election to Sell or Exit With an Election to Negotiate Alternative Structure. Upon the timely delivery by TCI of an Initial Election Notice pursuant to this Section 9.3 specifying TCI's election to sell its Membership Interest to Insight or otherwise effect an exit from the Company and specifying TCI's election to negotiate an Alternative Structure, the Members will negotiate in good faith and use commercially reasonable efforts (taking into account any tax, regulatory, or economic considerations) for a reasonable period (not to exceed sixty days) to agree on an Alternative Structure.

                           (1)      If the Members agree on an Alternative
Structure within such sixty day period, TCI and Insight shall be obligated to effect TCI's exit from the Company, in accordance with this Article 9 and the terms of the Alternative Structure.

                           (2)      If the Members are unable to reach agreement
on an Alternative Structure within such sixty day period, then TCI shall elect, by giving written notice to Insight within fifteen Business Days of the end of such sixty day period, either to (1) sell its Membership Interest to Insight, in which event TCI shall be obligated to sell and Insight shall be obligated to purchase, in accordance with this Article 9, all of TCI's Membership Interest for a cash price equal to the Equity Value of such Membership Interest, or (2) terminate the purchase and sale process commenced pursuant to Insight's Exit Notice, subject to Section 9.6. If TCI fails to give a timely notice to Insight pursuant to the preceding sentence, TCI shall be deemed to have made an election pursuant to clause (2) of the preceding sentence.

                  (d) Failure to Make a Timely Election. If TCI fails to give an Initial Election Notice to Insight within ninety days after its receipt of Insight's Exit Notice, TCI shall be deemed to have made an election pursuant to either Section 9.3(a), 9.3(b) or 9.3(c) as Insight shall determine in its sole discretion by giving written notice to TCI within five Business Days after the end of such ninety day period.

         9.4  Insight's Options as Non-Initiating Member.

         If Insight receives an Exit Notice from TCI pursuant to Section 9.1 and does not make (or is deemed not to have made) an election to postpone pursuant to Section 9.2, Insight shall elect, by giving written notice (an "Initial Election Notice") of its election to TCI within ninety days after its receipt of the Exit Notice, either to (1) sell its Membership Interest to TCI, or (2) purchase TCI's Membership Interest.

                  (a) Election to Sell. Upon the timely delivery by Insight of an Initial Election Notice pursuant to this Section 9.4 specifying its election to sell its Membership Interest to TCI, Insight shall be obligated to sell and TCI shall be obligated to purchase, in accordance with this Article 9, all of Insight's Membership Interest, for an amount in cash equal to the Equity Value of such Membership Interest.

                  (b) Election to Purchase. Upon the timely delivery by Insight of an Initial Election Notice pursuant to this Section 9.4 specifying its election to purchase TCI's Membership Interest, and upon the failure (or deemed failure) of TCI to make an election to negotiate an Alternative Structure pursuant to Section 9.5, TCI shall be obligated to sell and Insight shall be obligated to purchase, in accordance with this Article 9, all of TCI's Membership Interest, for an amount in cash equal to the Equity Value of such Membership Interest.

                  (c) Failure to Make a Timely Election If Insight fails to give an Initial Election Notice to TCI within ninety days after its receipt of TCI's Exit Notice, Insight shall be deemed to have made an election pursuant to either
Section 9.4(a) or 9.4(b) as TCI shall determine in its sole discretion by giving written notice to Insight within five Business Days after the end of such ninety day period.

         9.5  TCI's Option to Negotiate Alternative Structure.

         Upon its receipt of an Initial Election Notice from Insight pursuant to
Section 9.4 specifying Insight's election to purchase TCI's Membership Interest, TCI may elect, by giving written notice to Insight within fifteen Business Days of its receipt of Insight's Initial Election Notice, to enter into negotiations with Insight to agree on an Alternative Structure. If TCI fails to give a timely notice pursuant to the preceding sentence specifying such an election, TCI shall be deemed not to have made such an election. Upon TCI's timely delivery of its election to negotiate an Alternative Structure, the Members will negotiate in good faith and use commercially reasonable efforts (taking into account any tax, regulatory, or economic considerations) for a reasonable period (not to exceed sixty days) to agree on an Alternative Structure.

                  (a) If the Members agree on an Alternative Structure within such sixty day period, TCI and Insight shall be obligated to effect TCI's exit from the Company in accordance with this Article 9 and the terms of the Alternative Structure.

                  (b) If the Members are unable to reach agreement on an Alternative Structure within such sixty day period, then TCI shall elect, by giving written notice to Insight within fifteen Business Days of the end of such sixty day period, either to (1) sell its Membership Interest to Insight, in which event TCI shall be obligated to sell and Insight shall be obligated to purchase, in accordance with this Article 9, all of TCI's Membership Interest for a cash price equal to the Equity

Value of such Membership Interest, or (2) terminate the purchase and sale process commenced pursuant to Insight's Exit Notice, subject to Section 9.6. If TCI fails to give a timely notice to Insight pursuant to the preceding sentence, TCI shall be deemed to have made an election pursuant to clause (2) of the preceding sentence.

         9.6 Insight's Option to Require TCI to Purchase Insight's Membership Interest.

         If TCI elects (or is deemed to have elected) to terminate the purchase and sale process pursuant to Section 9.3(c)(2) or Section 9.5(b), Insight may elect, by giving written notice to TCI within five Business Days of Insight's receipt of TCI's election to terminate (or within five Business Days of TCI's deemed election to terminate), to require TCI to purchase Insight's Membership Interest. Upon the timely delivery by Insight of a notice pursuant to the preceding sentence specifying Insight's election to require TCI to purchase Insight's Membership Interest, Insight shall be obligated to sell and TCI shall be obligated to purchase, in accordance with this Article 9, all of Insight's Membership Interest for a cash price equal to the Equity Value of such Membership Interest. If Insight fails to make a timely election pursuant to the first sentence of this Section 9.6, Insight shall be deemed to have agreed to the termination of the purchase and sale process commenced by the Initiating Member's Exit Notice.

         9.7  Default by Member.

                  (a) If either Member becomes obligated to purchase the other Member's Membership Interest under this Article 9 pursuant to an Exit Notice, or if Insight becomes obligated to effect an Alternative Structure under this
Article 9 pursuant to Section 9.3(c)(1) or Section 9.5(a), and such Member defaults in its obligation to purchase the selling Member's Membership Interest on the date specified in Section 9.9(a) for the closing of the purchase and sale of the selling Member's Membership Interest or Insight defaults in its obligation to effect an Alternative Structure, then the non-defaulting Member may elect either:

                           (1)      to purchase the Membership Interest of the
defaulting Member for a cash price equal to 95% of the Equity Value of such Membership Interest and otherwise on the terms and subject to the conditions set forth in this Article 9; or

                           (2)      to cause the Company to be liquidated and
dissolved in accordance with Article 11; or

                           (3)      to terminate the buy/sell process commenced
by the Initiating Member's Exit Notice and continue the Company.

                  (b) The three options that may be elected by the non-defaulting Member pursuant to Section 9.7(a) are exclusive of each other and are exclusive of all other rights and remedies that may otherwise have been available to the non-defaulting Member at law or equity as a result of the defaulting Member's default.

                  (c) The non-defaulting Member may make an election pursuant to
Section 9.7(a) by giving written notice of its election to the defaulting Member at any time within thirty days after the date specified in Section 9.9(a) for the closing of the purchase and sale of the non-defaulting Member's Membership Interest or the date scheduled for closing of an Alternative Structure and prior to such time, if any, as the defaulting Member stands ready, willing, and able to purchase the non-defaulting Member's Membership Interest in accordance with this Article 9 or to consummate the Alternative Structure. If the non-defaulting Member makes a timely election pursuant to Section 9.7(a)(1), the defaulting Member shall be obligated to sell and the non-defaulting Member shall be obligated to purchase, in accordance with this Article 9, all of the defaulting Member's Membership Interest.

         9.8  Removal of Insight as Member.

                  (a)      The provisions of this Section 9.8 shall apply if:

                           (1)      a court of competent jurisdiction finds that
Insight has engaged in conduct while acting as Managing Member that constitutes either fraud against the Company or TCI or a felony involving moral turpitude and that such conduct has resulted in material harm to the Company or TCI, and

                           (2)      the finding described in Section 9.8(a)(1)
has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and is not the subject of any pending request for judicial review, reconsideration, appeal, or stay, and

                           (3)      the time for filing any further request for
judicial review, reconsideration, appeal, or stay of the finding described in
Section 9.8(a)(1) has expired.

                  (b) If each of the conditions specified in Section 9.8(a) is satisfied, then (1) TCI shall have the power to appoint three of the five Representatives of the Management Committee and the Managing Member shall have the power to appoint two of the five Representatives; provided, that such change in composition of the Management Committee shall be subject to and conditioned upon receipt of all necessary governmental approvals and other material third party consents and (2) TCI shall have the option to purchase all of the Managing Member's Membership Interest in accordance with the process described in this
Section 9.8(b) and Section 9.8(c). TCI may elect to commence such process by giving written notice of its election to Insight within ten Business Days after the condition specified in Section 9.8(a)(3) is satisfied. Upon Insight's receipt of TCI's notice pursuant to the preceding sentence, Insight and TCI shall, within thirty Business Days of such receipt, negotiate in good faith to determine the fair market value of all of the assets of the Company as of the date TCI delivers notice to Insight pursuant to the first sentence of this
Section 9.8(b) (it being understood and agreed that to the extent the Company has any Subsidiaries, in making the determination of the value of the Company, the Subsidiaries shall be taken into account) (the "Fair Market Value of the Company").

                           (1)      If Insight and TCI fail to agree upon the
Fair Market Value of the Company within such period, then each of Insight and TCI will select a nationally recognized investment banking firm or nationally recognized qualified appraisal firm who will determine the Fair Market Value of the Company within sixty days of engagement. If the average of the two appraisals is within 1.5% of the lower of the appraisals, then the Fair Market Value of the Company will be the average of the two appraisals. If such average is not within 1.5% of the lower of the two appraisals, the two appraisers selected by Insight and TCI will select a third nationally recognized investment banking firm or a nationally recognized qualified appraisal firm who will conduct a third appraisal, and the Fair Market Value of the Company will be equal to the average of the two appraisals that are closest to one another, provided that if the highest and lowest appraisals are equidistant from the middle appraisal, then the Fair Market Value of the Company will be equal to the middle appraisal. Each of Insight and TCI shall have the right to submit to all appraisers a position paper with respect to valuation. Each of Insight and TCI will bear the expenses of the firm investment banking firm or appraisal firm that they select, and if a third investment banking firm or appraisal firm is used, Insight and TCI will share equally the expenses of the third firm. In conducting the appraisals, the appraisers shall assume that the value of any business is the price at which the assets of such business as a going concern would change hands between a willing buyer and a willing seller, on terms and subject to conditions and costs applicable in the cable television industry (and, if and to the extent applicable, any other industry in which the Company or any of its Subsidiaries is engaged) and otherwise use valuation techniques then prevailing in the cable television industry or such other industry.

                           (2)      If at the time the Fair Market Value of the
Company is being determined pursuant to this Section 9.8 any Retained Franchises or Exchange Retained Franchises (as defined in the Contribution Agreement) that are required to be contributed to the Company have not been contributed to the Company pursuant to the Contribution Agreement, then the Fair Market Value of the Company shall be determined and calculated as if such Retained Franchises and Exchange Retained Franchises were then owned by the Company; and if TCI purchases Insight's Membership Interest pursuant to this Article 9, all obligations of Insight under the Contribution Agreement with respect to any such Retained Franchises that are Insight Retained Franchises (including obligations to contribute the Exchange Retained Franchises to the Company upon transfer from
TCI) shall survive the removal of Insight from the Company upon the sale of its Membership Interest subject to any conditions on such obligations.

                  (c) TCI may elect to purchase all of Insight's Membership Interest and, upon the consummation of such purchase, to remove Insight as a Member, by giving written notice of its election to Insight within ten Business Days after the final determination of the Fair Market Value of the Company. Upon the timely delivery by TCI of notice pursuant to the preceding sentence specifying its election to purchase Insight's Membership Interest, Insight shall be obligated to sell and TCI shall be obligated to purchase, in accordance with this Article 9, all of Insight's Membership Interest for a cash price equal to the Equity Value of Insight's Membership Interest. If TCI fails to give a timely notice to Insight pursuant to the first sentence of this Section 9.8(c) specifying its election to purchase Insight's Membership Interest, TCI shall be deemed to have made an election not to purchase Insight's Membership Interest pursuant to this
Section 9.8, in which event, subject to Sections 9.8(b) and (d), Insight shall continue as the Managing Member.

                  (d) The rights of TCI under this Section 9.8 are in addition to any other rights and remedies available to TCI at law or equity as a result of any conduct by Insight described in Section 9.8(a).

         9.9 General Terms Applicable to Purchase and Sale of Membership Interests.

                  (a) The closing of the purchase and sale of a Member's Membership Interest or of an Alternative Structure in accordance with this
Article 9 shall occur not later than twenty Business Days after the receipt of all material governmental consents and approvals required in connection with the sale of the selling Member's Membership Interest in connection with such Alternative Structure.

                  (b) The closing of the purchase and sale of the selling Member's Membership Interest or of the Alternative Structure in accordance with this Article 9 shall take place at the principal office of the Company or at any other location agreed to by Insight and TCI.

                  (c) At the closing of any purchase and sale of the selling Member's Membership Interest or of any Alternative Structure pursuant to this
Article 9, the purchasing Member or the Company or other buyer in an Alternative Structure shall pay or cause to be paid to the selling Member, by cash or other immediately available funds or any other form of consideration mutually agreed to by the selling Member and the purchasing Member or the consideration agreed to as part of the Alternative Structure, the purchase price for the Membership Interest being purchased and the selling Member shall deliver to the purchasing Member (or its permitted assignee or the Company or other buyer in an Alternative Structure) good title, free and clear of any liens (other than those created by this Agreement and those securing financing obtained by the Company or any Subsidiary), to the Membership Interest being sold.

                  (d) With respect to the current assets and liabilities of the Company, the transaction costs and the reserves to be determined as part of the Equity Value of the Membership Interest to be sold at the closing pursuant to this Article 9, such current assets and liabilities, costs and reserves shall be determined by mutual agreement of Insight and TCI at least five days in advance of the date scheduled for said closing, but to the extent that as of such date there is a good faith disagreement between the parties as to any portion of such current assets, liabilities, costs or reserves the parties shall proceed to closing of such purchase and sale, with closing based on matters not in dispute. Thereafter, all matters in dispute shall be immediately referred to an independent public accountant mutually acceptable to Insight and TCI who shall make such determination as promptly as practicable and whose determination shall be final and binding upon the parties. If the accountant determines that either party is entitled to payment from the other party, the party which owes such payment shall make it to the entitled party in cash (or in the same form of consideration as is being paid in such transaction if the parties have agreed to an Alternative Structure) in accordance with the accountant's determination.

                  (e) The Members will cooperate in good faith and use their respective commercially reasonable efforts to obtain as quickly as practicable all governmental consents and approvals required in connection with the purchase and sale of a Member's Membership Interest or an Alternative Structure pursuant to this Article 9.

                  (f) From and after the closing, the purchasing Member will be entitled to indemnification from the selling Member (or another creditworthy entity reasonably acceptable to the purchasing Member) against any liabilities of the selling Member as a Member (including without limitation, tax liabilities of the selling Member for periods prior to the closing) for periods prior to closing not taken into account in determining the Equity Value of the Membership Interest purchased by the purchasing Member. The other indemnification obligations of the selling Member to the purchasing Member shall be substantially equivalent to its indemnification obligations to the Company pursuant to the Contribution Agreement. On the date that is one year after the closing under this Article 9, the selling Member shall be entitled to its distributable share of any reserves set up pursuant to Section 11.2(d)(2) that had not yet been used to pay any obligation or liability that relates to the period prior to the date of closing pursuant to this Article 9 and that would not be required to be maintained in accordance with generally accepted accounting principles with respect to the period prior to the date of closing pursuant to this Article 9.

                  (g) Each Member agrees that, from and after the date on which the respective obligations of the Members to purchase and sell the selling Member's Membership Interest or to effect an Alternative Structure become effective in accordance with this Article 9, it will negotiate in good faith and use commercially reasonable efforts to enter into an appropriate purchase agreement or other agreements on reasonable terms and conditions that are consistent with the other provisions of this Article 9 and that are otherwise standard and customary at the time for similar transactions. The Members recognize that the sixty day period specified in Sections 9.3(c) and 9.5 to agree on an Alternative Structure relates to agreement on the form and material terms of the structure and a timetable for entering into the purchase agreement or other agreements necessary to effect the Alternative Structure, but that additional time may be required to negotiate and enter into such agreements.

                  (h) Each Member hereby agrees that the other Member shall be entitled to an injunction or injunctions to prevent breaches by such Member of its obligations under this Article 9 and to enforce specifically the terms and provisions of this Article 9 in any court of the United States or any state having jurisdiction, in addition to any other remedy to which it is entitled at law or in equity. If an action is brought by either Member pursuant to this
Section 9.9(h), the other Member shall waive the defense that there is an adequate remedy at law.

                                   ARTICLE 10

                 OTHER BUSINESSES AND INVESTMENT OPPORTUNITIES

          10.1  [Intentionally Deleted].

          10.2  Limitations on Activities of the Company.

                  (a) Prior to January 31, 1999, or for such shorter period as TCI (or its Affiliates) is bound by a similar requirement (as such requirement is in effect on the date hereof) under that certain Parents Agreement dated as of January 31, 1996 between TeleCommunications, Inc. and Sprint Corporation (the "Parents Agreement"), whichever occurs first, the Company will not offer (or promote or package any of its products or services with or act as a sales agent for) wireline services (local or long distance) under the brand name of any Bell Operating Company or any of GTE Corporation, AT&T Corporation, MCI Communications Corporation, British Telecommunications, plc, WorldCom, Inc., Cable & Wireless plc, LCI International Inc. or Frontier Corporation or any of their respective Affiliates; provided, however, that in no event shall this restriction apply (1) to the extent that a Controlled Affiliate (as defined in the Parents Agreement) of Tele-Communications, Inc. would not be subject to a similar requirement under the Parents Agreement (as a result of any exceptions in the Parents Agreement to the covenants of Tele-Communications, Inc. and its Controlled Affiliates thereunder or otherwise) or (2) following the termination of the Parents Agreement.

                  (b) Prior to January 31, 1999, or for such shorter period as TCI (or its Affiliates) is bound by a similar requirement (as such requirement is in effect on the date hereof) under the Parents Agreement, whichever occurs first, the Company will not make its distribution facilities available to a third party in connection with offering local phone service to residential customers without making the facilities similarly available to Sprint Corporation; provided, however, (1) the Company itself may offer local phone service (subject to the restrictions in Section 10.2(a)) without offering its distribution facilities to Sprint Corporation, and (2) in no event shall this restriction apply (A) to the extent that a Controlled Affiliate (as defined in the Parents Agreement) of Tele-Communications, Inc. would not be subject to a similar requirement under the Parents Agreement (as a result of any exceptions in the Parents Agreement to the covenants of Tele-Communications, Inc. and its Controlled Affiliates thereunder or otherwise) or (B) following the termination of the Parents Agreement.

                  (c) Prior to January 31, 1999, or for such shorter period as TCI (or its Affiliates) is bound by a similar requirement (as such requirement is in effect on the date hereof) under the Parents Agreement, whichever occurs first, the Company will not make its distribution facilities available to any Bell Operating Company or any of GTE Corporation, AT&T Corporation, MCI Communications Corporation, British Telecommunications, plc, WorldCom, Inc., Cable & Wireless plc, LCI International Inc. or Frontier Corporation or any of their respective Affiliates for high speed data services without making its facilities similarly available to Sprint Corporation; provided, however, (1) such facilities may be made available to other third parties, including @Home, without such facilities being made available to Sprint Corporation, and (2) in no event shall this requirement apply (A) to the extent that a Controlled Affiliate (as defined in the Parents Agreement) of Tele-Communications, Inc. would not be subject to a similar restriction under the Parents Agreement (as a result of any exceptions in the Parents Agreement to the covenants of Tele-Communications, Inc. and its Controlled Affiliates thereunder or otherwise) or (B) following the termination of the Parents Agreement.

                  (d) TCI represents and warrants to, and agrees with, Insight that none of the foregoing restrictions will (1) subject to Section 10.4, restrict the ability of Insight or its Affiliates (other than the Company) from engaging in any of the activities specified in Sections 10.2(a), (b) and (c) other than through the Company; or (2) restrict the Company or its Subsidiaries from providing wireline backhaul and wireline transport of wireless communications signals on arms length and customary terms.

          10.3  Prohibited Cross-Interests.

                  (a) Each Member agrees that, during the term of this Agreement, neither such Member nor any Affiliate of such Member shall, directly or indirectly, acquire any interest in any business or in any Person if the acquisition of such interest would cause the Company or any Subsidiary to be in violation of any Ownership Restriction.

                  (b) If, during the term of this Agreement, there is a Formal Determination that either Member's holding of a Membership Interest causes the Company or any Subsidiary to be in violation of any Ownership Restriction, then the following provisions of this Section 10.3(b) shall apply. For purposes of this Section 10.3(b), a "Formal Determination" means (i) an agreement between Insight and TCI, (ii) a written determination by the FCC (including a determination by staff employees of the FCC acting under delegated authority), regardless of whether such determination is subject to administrative or judicial review, reconsideration, or appeal (except to the extent that, so long as a stay of any enforcement action by the FCC against the Company or any Subsidiary as a result of any such violation of an Ownership Restriction is effective, the Member that caused the violation specifies that any such determination will not constitute a Formal Determination during the pendency of any review, reconsideration, or appeal), or (iii) a decision of any court of competent jurisdiction, regardless of whether such decision is subject to administrative or judicial review, reconsideration, or appeal (except to the extent that, so long as a stay of any enforcement action by the FCC against the Company or any Subsidiary as a result of any such violation of an Ownership Restriction is effective, the Member that caused the violation specifies that any such decision will not constitute a Formal Determination during the pendency of any review, reconsideration, or appeal). Insight and TCI will use their respective good faith efforts, after consultation with legal counsel, to reach an agreement as to whether either Member's holding of a Membership Interest causes the Company or any Subsidiary to be in violation of any Ownership Restriction.

                           (1)      The Company will use reasonable efforts to
obtain a stay of any enforcement action by the FCC against the Company or any Subsidiary as a result of any such violation of an Ownership Restriction (and the unanimous vote of the Members shall be required for the Company to act otherwise), and the Members will cooperate reasonably with the Company in such efforts, to the extent necessary to prevent such violation from having a material adverse effect on the Company and the Subsidiaries before it is cured. For purposes of this Section 10.3(b), a material adverse effect on the Company and the Subsidiaries includes the loss of any license or licenses issued by the FCC that, in the aggregate, are material to the conduct of the business of the Company and the Subsidiaries, the imposition of any fines or forfeitures that, in the aggregate, are material in amount, and limitations on the ability of the Company or any Subsidiary to conduct its business in the ordinary course consistent with its past practices.

                           (2) The Company and the Members will cooperate
reasonably with each other and negotiate in good faith with the FCC to obtain a determination by the FCC (including a determination by staff employees of the FCC acting under delegated authority) that certain actions proposed to be taken by a Member or its Affiliates would cure any such violation of an Ownership Restriction. The actions proposed to be taken by a Member or its Affiliates to cure such violation may be those that, in such Member's judgment, are least detrimental to such Member and its Affiliates, and may include the divestiture of any asset or the restructuring of any investment.

                           (3)      If there is a Formal Determination that a
Member's holding of a Membership Interest causes the Company or any Subsidiary to be in violation of any Ownership Restriction, (such Member, the "Curing Member") agrees to take all actions reasonably necessary to cure any such violation of an Ownership Restriction; provided, however, that:

                                    (A)     if the Company and the Members
receive a determination by the FCC (including a determination by staff employees of the FCC acting under delegated authority) that certain actions proposed to be taken by the Curing Member or its Affiliates would cure such violation, then, if the Curing Member and its Affiliates take such actions, the Curing Member shall not be required to take any other action under this Section 10.3(b) to cure such violation until such time, if any, that there is a subsequent Formal Determination that such actions did not cure such violation;

                                    (B) The Curing Member shall not be required
to take any action to cure such violation prior to the time that such violation would have a material adverse effect on the Company and the Subsidiaries; and

                                    (C) The Curing Member shall not be required
to take any action to cure any violation that arose from any acquisition made by the Company or any Subsidiary in violation of Section 10.3(c).

                           (4)      The actions that the Curing Member may be
required to take pursuant to Section 10.3(b)(3), subject to the limitations therein, shall include, to the extent necessary to cure such violation, executing amendments to this Agreement to eliminate any right of the Curing Member under this Agreement (other than its right to allocations of income, its right to distributions, its rights under Section 7.5 in the case of TCI as the Curing Member, its rights under Section 7.6, and its right to approve any other action by the Company and the Subsidiaries if such action (A) in the case of an action that does not uniquely affect either Member, such as an acquisition or disposition of assets or a financing, would have a material adverse economic effect on the Curing Member or (B) in the case of an action that uniquely affects either Member, such as a transaction between the Company and a Member or an Affiliate of a Member, would have an adverse economic effect on the Curing Member).

                  (c) Neither Member will approve the acquisition, directly or indirectly, by the Company or any Subsidiary of any interest in any business or in any Person if such Member has actual knowledge that consummating such acquisition would cause either Member or any Affiliate of either Member to be in violation of any Ownership Restriction; provided that if the Managing Member desires to cause the Company or a Subsidiary to acquire assets or an interest in a business or any Person, and the Managing Member does not have actual knowledge that such acquisition would cause the Company or a Subsidiary, either Member or any Affiliate of either Member to be in violation of any Ownership Restriction, then the Managing Member shall provide prior written notice to TCI of such proposed acquisition at least 30 days prior to entering into a binding agreement to effect such acquisition and if TCI notifies the Managing Member within fifteen days of receiving such notice that such acquisition would cause the Company or a Subsidiary or TCI to be in violation of any Ownership Restriction, the Managing Member shall not proceed with such acquisition without first complying with this Section 10.3(c) again, it being understood that if TCI does not so notify the Managing Member within such fifteen day period then the Managing Member shall be presumed not to have knowledge that such acquisition would cause the Company or a Subsidiary, either Member or any Affiliate of either Member to be in violation of any Ownership Restriction.

          10.4  Limitations on Other Activities of the Members.

          To the extent that Insight or a Controlled Affiliate of Insight engages within the geographic portion of the State of Indiana that is located below the bold line drawn on the map of the State of Indiana attached hereto as
Schedule IV in any of the activities specified in Sections 10.2(a), (b) or (c) at a time when the Company is prohibited from engaging in such activity, other than through the Company, for a reasonable period of time (not to exceed 120 days), after TCI (or its Affiliates) are no longer bound by the restrictive terms of the Sprint PCS Partnership Agreement or the Parents Agreement, as applicable to the restricted activity at issue, Insight (upon receipt of notice from TCI of such fact and TCI's election on behalf of the Company in accordance with this Section 10.4 to exercise its rights under this Section 10.4) and TCI shall negotiate in good faith to provide the Company the opportunity to acquire the business related to such activity from Insight or its appropriate Affiliate; provided that if at such time such business has been discontinued or such assets (or the equity interests in such Affiliate) have been sold or otherwise disposed of, none of the parties shall have any further obligation to each other with respect to any such acquisition opportunity. It is understood and agreed by Insight and TCI that without limiting any other considerations

(including any necessary governmental or third party approvals), any such acquisition by the Company shall be based upon the fair market value of the business. To the extent Insight and TCI are unable for any reason to reach agreement within such 120 day period referred to above, none of the parties shall have any further obligation to each other with respect to any such acquisition opportunity. TCI shall determine, acting in the best interests of the Company, whether the Company shall exercise its rights under this Section
10.4 provided that TCI and Insight as part of reaching an agreement for the Company to make such acquisition, shall also agree on any necessary capital contributions and/or debt financing necessary to fund such acquisition by the Company or any Subsidiary pursuant to this Section 10.4.

          10.5  No Other Restrictions.

          Except as specifically provided above in this Article 10, nothing in this Agreement shall limit the ability of either Member, or any partner, member, Affiliate, Controlled Affiliate, agent, or representative of either Member, to engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created and whether or not competitive with or advanced by the business of the Company. Neither the Company nor the other Member shall have any rights in or to the income or profits derived therefrom, nor shall either Member have any obligation to the other Member with respect to any such enterprise or related transaction.


                                   ARTICLE 11

                     DISSOLUTION AND LIQUIDATION OF COMPANY

          11.1 Events of Dissolution.

          The Company shall be dissolved upon the happening of any of the following events:

                  (a) the failure of the Members to continue the Company in accordance with the provisions of Section 5.4(a) after the resignation of the Managing Member with the consent of TCI (it being confirmed, with reference to Section 5.4(c), that the resignation of the Managing Member in violation of this Agreement shall not cause a dissolution);

                  (b) the expiration of the term of the Company as set forth in
Section 2.4;

                  (c) an election to liquidate and dissolve the Company made by a non-defaulting Member pursuant to Section 9.7(a)(2);

                  (d) the sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all of the assets of the Company;

                  (e) upon agreement of Insight and TCI;

                  (f) the termination of the Contribution Agreement in accordance with its terms prior to the Closing (including, without limitation, pursuant to Section 10.1(e) of the Contribution Agreement); or

                  (g) subject to any provision of this Agreement that limits or prevents dissolution, the happening of any event that, under applicable law, causes the dissolution of a limited liability company.

          11.2  Liquidation.

                  (a) Upon dissolution of the Company for any reason, the Company shall immediately commence to wind up its affairs. A reasonable period of time shall be allowed for the orderly termination of the Company business, discharge of its liabilities, and distribution or liquidation of the remaining assets so as to enable the Company to minimize the normal losses attendant to the liquidation process.

                  (b) Liquidation of the assets of the Company shall be managed on behalf of the Company by the "Liquidator," which shall be (1) if the Company is being liquidated pursuant to Section 11.1(c), the non-defaulting Member, and
(2) in all other events, Insight or a liquidating trustee selected by Insight. The Liquidator shall be responsible for soliciting offers to purchase the entirety of the Company's assets (including equity interests in other Persons) or portions or clusters of assets of the Company. The Liquidator shall afford each Member an opportunity to offer to purchase any assets of the Company that are offered for sale in connection with the liquidation of the Company to the extent doing so would be consistent with the orderly liquidation of the Company.

                  (c) The Liquidator shall cause a full accounting of the assets and liabilities of the Company to be taken and a statement thereof to be furnished to each Member within thirty days after the distribution of all of the assets of the Company.

                  (d) The property and assets of the Company and the proceeds from the liquidation thereof shall be applied in the following order of priority:

                           (1)      first, to payment of the debts and
liabilities of the Company, in the order of priority provided by law (including any loans by either Member to the Company) and payment of the expenses of liquidation;

                           (2)      second, to setting up of such reserves as
the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or any obligation or liability not then due and payable; provided, however, that any such reserve shall be paid over by the Liquidator into a Company account or a liquidating trust account established for such purpose, to be held in such account for the purpose of disbursing such reserves in payment of such liabilities, and, at the expiration of such holdback period as the Liquidator shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided; and

                           (3)      finally, to payment to the Members, in
accordance with Section 4.1(b). The distributions pursuant to this Section 11.2(d)(3) shall, to the extent possible, be made prior to the later of the end of the Fiscal Year in which the dissolution occurs or the ninetieth day after the date of dissolution, or such other time period which may be permitted under Treasury Regulations Section 1.704-1(b)(2)(ii)(b).

                  (e) If in the course of the liquidation and dissolution of the Company pursuant to this Article 11, the Liquidator determines that a sale by all the Members to any Person of their Membership Interests, instead of a sale by the Company and the Subsidiaries of their respective assets, would more efficiently effect the liquidation of the Members' economic interests in the Company or would reduce negative tax consequences to the Members and the Company, but would not adversely affect the rights and obligations of either Member (including the tax consequences to either Member), then each Member agrees to sell its Membership Interest to such Person, and the Liquidator shall have the authority, pursuant to the power of attorney granted in Section 16.7(b), to execute, acknowledge, deliver, swear to, file, and record all agreements, instruments, and other documents that may be necessary or appropriate to effect the sale of such Member's Membership Interest.

                  (f) Following the dissolution of the Company pursuant to
Section 11.1, the Members will use commercially reasonable efforts to structure the liquidation of the Company in a manner that minimizes negative tax consequences to the Members and the Company to the extent doing so would not materially adversely affect either Member (except to the extent such Member is adequately compensated by the other Member for such adverse effect). Any structure agreed to by the Members pursuant to this Section 11.2(f) shall supersede the other provisions of this Article 11 to the extent it is inconsistent with such other provisions, but nothing in this Section 11.2(f) shall modify or otherwise affect the other provisions of this Article 11 if the Members are unable to agree on such a structure.

          11.3  Distribution in Kind.

          The Company shall not distribute any non-cash asset to either Member without the consent of each Member. Any asset distributed in kind to one or more Members shall first be valued at its fair market value to determine the gain or loss used in determining Net Profit or Net Loss that would have resulted if such asset were sold for such value, such gain or loss shall then be allocated pursuant to Article 4, and the Members' Capital Accounts shall be adjusted to reflect such gain or loss. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of any asset distributed in kind in connection with the liquidation of the Company shall be determined by an independent appraiser (any such appraiser must be nationally recognized as an expert in valuing the type of asset involved) selected by the Liquidator.

          11.4  No Action for Dissolution.

          The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if either Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 11.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Membership Interests of both Members. Accordingly, except where liquidation and dissolution are required by Section 11.1, each Member hereby waives and renounces its right to initiate legal action to seek dissolution or to seek the appointment of a receiver or trustee to liquidate the Company.

          11.5  No Further Claim.

          Upon dissolution, each Member shall look solely to the assets of the Company for the return of its investment, and if the property of the Company remaining after payment or discharge of the debts and liabilities of the Company, including debts and liabilities owed to one or more of the Members, is insufficient to return the aggregate capital contributions of a Member, no Member shall have any recourse against any other Member.


                                   ARTICLE 12

                                INDEMNIFICATION

          12.1 General.

          The Company shall indemnify, defend, and hold harmless each Member and their respective members, partners, officers, directors, shareholders, employees, and agents, the employees, officers, and agents of the Company, and the members of the Management Committee (all indemnified persons being referred to as "Indemnified Persons" for purposes of this Article 12), from any liability, loss, or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the Company, including costs and attorneys' fees (which attorneys' fees may be paid as incurred) and any amounts expended in the settlement of any claims of liability, loss, or damage; provided, however, that, if the liability, loss, damage, or claim arises out of any action or inaction of an Indemnified Person, indemnification under this Section 12.1 shall not be available if the action or inaction is finally adjudicated to have constituted fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgment or any breach of any Indemnified Person's duty of care that did not constitute gross negligence), or willful misconduct by the Indemnified Person; and provided, further, however, that indemnification under this Section 12.1 shall be recoverable only from the assets of the Company and not from any assets of the Members. The Company may pay for insurance covering liability of the Indemnified Persons for negligence in operation of the Company's affairs.

          12.2  Exculpation.

          No Indemnified Person shall be liable, in damages or otherwise, to the Company or to either Member for any loss that arises out of any act performed or omitted to be performed by it or him pursuant to the authority granted by this Agreement unless the conduct of the Indemnified Person is finally adjudicated to have constituted fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgment or any breach of any Indemnified Person's duty of care that did not constitute gross negligence), or willful misconduct by such Indemnified Person.

          12.3  Persons Entitled to Indemnity.

          Any Person who is within the definition of "Indemnified Person" at the time of any action or inaction in connection with the business of the Company shall be entitled to the benefits of this Article 12 as an "Indemnified Person" with respect thereto, regardless of whether such Person continues to be within the definition of "Indemnified Person" at the time of his or its claim for indemnification or exculpation hereunder.

          12.4  Procedure Agreements.

          The Company may enter into agreements with any of its Members, employees, officers, and agents, any of the officers, directors, shareholders, employees, and agents of the Managing Member, and any member of the Management Committee or other Indemnified Person, setting forth procedures for implementing the indemnities provided in this Article 12.


                                   ARTICLE 13

                    BOOKS, RECORDS, ACCOUNTING, AND REPORTS

          13.1 Books and Records.

          The Company shall maintain at its principal office all of the following:

                  (a) A current list of the full name and last known business or residence address of each Member together with the Capital Contributions and Membership Interest of each Member;

                  (b) A copy of the Certificate of Formation, this Agreement, and any and all amendments to either thereof, together with executed copies of any powers of attorney pursuant to which any certificate or amendment has been executed;

                  (c) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

                  (d) The audited financial statements of the Company for the six most recent Fiscal Years; and

                  (e) The Company's books and records for at least the current and past three Fiscal Years.

          13.2  Delivery to Member and Inspection.

                  (a) Upon the request of a Member, the Company shall promptly deliver to the requesting Member, at the expense of the Company, a copy of the information required to be maintained by Section 13.1 except for Section 13.1(e).

                  (b) Each Member, or its duly authorized representative, has the right, upon reasonable request, to inspect and copy during normal business hours any of the Company records.

          13.3  Annual Statements.

                  (a) The Company shall cause to be prepared for each Member at least annually, at Company expense, audited financial statements of the Company and a consolidated audited financial statement for the Company and the Subsidiaries (other than any Subsidiary the financial statements of which cannot, under generally accepted accounting principles, be consolidated with the financial statements of the Company), along with supplemental information for the Company and each Subsidiary included in the consolidated financial statements, all prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing the opinion of Ernst & Young LLP or other nationally recognized accounting firm chosen by the Management Committee. The financial statements will include a balance sheet, statement of income or loss, statement of cash flows, and statement of Members' equity. The supplemental information will consist of a consolidating balance sheet and a consolidating statement of operations and Members' equity for the preceding Fiscal Year. The Company shall distribute the financial statements or portions thereof to each Member as follows:

                           (1)      the Company shall distribute to each Member
a statement setting forth the net income or loss of the Company for each Fiscal Year within forty-five days after the close of such Fiscal Year;

                           (2)      the Company shall distribute to each Member
the balance sheet, statement of income or loss, statement of cash flows, and statement of Members' equity to be included in the financial statements for each Fiscal Year within forty-five days after the close of such Fiscal Year;

                           (3)      the Company shall distribute to each Member
the complete audited financial statements for each Fiscal Year as soon as practicable after the close of such Fiscal Year and, in any event, by March 15 of the year following the close of such Fiscal Year.

                  (b) The Company shall have prepared at least annually, at Company expense, Company information necessary for the preparation of each Member's federal and state income tax returns. The Company shall send the information described in this paragraph to each Member within ninety days after the end of each Fiscal Year and shall use commercially reasonable efforts to send such information to each Member within seventy-five days after the end of each Fiscal Year.

                  (c) The Company shall also cause to be distributed to each Member, within ten days after delivery to the Company, any audited financial statements that are prepared with respect to any Subsidiary the financial statements of which are not consolidated with the financial statements of the Company.

                  (d) The Company, shall distribute to each Member, promptly after they become available, copies of the Company's federal, state, and local income tax or information returns for each taxable year.

          13.4  Quarterly Financial Statements.

          At the close of each of the first three quarters of any Fiscal Year, the Company shall cause to be distributed to each Member a quarterly report covering each calendar quarter of the operations of the Company and each Subsidiary, consisting of unaudited financial statements (comprising a balance sheet, a statement of income or loss, and a statement of cash flows), and a statement of other pertinent information regarding the Company and each such Subsidiary and their activities. The Company shall cause copies of the statements and other pertinent information (including a summarized statement of operations data of the Company that complies with the requirements of APB Opinion No. 18 and Rule 4-08(g) of Regulation S-X under the Securities Act) to be distributed to each Member within thirty days after the close of the calendar quarter to which the statements relate. The Company shall distribute to each Member (a) a preliminary draft of a statement setting forth the net income or loss of the Company for each calendar quarter within twenty-one days after the close of such calendar quarter, and (b) a final statement setting forth the net income or loss of the Company for each calendar quarter within thirty days after the close of such calendar quarter. The Company shall also cause to be distributed to each Member, within ten days after delivery to the Company, any quarterly report that is prepared with respect to any Subsidiary the operating results of which are not included in the quarterly report of the Company.

          13.5  Monthly Statements.

          The Company shall cause to be distributed to each Member a monthly report covering each calendar month of the operations of the Company and each Subsidiary, consisting of unaudited statements of income and loss for the Company and each Subsidiary. The Company shall cause copies of the statements to be distributed to each Member within thirty days after the close of the calendar month covered by such report. The Company shall also cause to be distributed to each Member, within ten days after delivery to the Company, any monthly report that is prepared with respect to any Subsidiary the operating results of which are not included in the monthly report of the Company. In addition, the Company shall deliver to each Member within fifteen calendar days after each month end, a report detailing the number of homes passed by each cable television system owned by the Company, the number of equivalent basic subscribers served by each such system and the number of premium subscribers served by each such system (on a premium service-by-service basis), together with such other operating statistics as may be reasonably requested by a Member in reasonable advance.

          13.6  Operating and Capital Expenditure Budgets.

          After consultation with TCI, commencing with the first Fiscal Year beginning after the Closing, Insight shall cause to be prepared and distributed to each Member operating and capital expenditure budgets for the Company for each Fiscal Year.

          13.7  Other Information.

          The Company shall provide to each Member any other information and reports relating to any cable television systems or other businesses owned by, and the financial condition of, the Company, each Subsidiary, and any other Person in which the Company owns, directly or indirectly, an equity interest, the Member may reasonably request. The Company shall distribute to each Member, promptly after the receipt thereof by the Company, any financial or other information with respect to any Person in which the Company owns, directly or indirectly, an equity interest, but which is not a Subsidiary.

          13.8  Tax Matters.

          The Company shall be treated as a partnership for federal and state income tax and franchise tax purposes. The Company, at Company expense, shall prepare and timely file with the appropriate authorities all income tax returns for the Company required to be filed by the Company.

          13.9  Other Filings.

          The Company, at Company expense, shall also prepare and timely file, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed by the Company with those entities under then current applicable laws, rules, and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies. Upon written request, each Member shall be provided with a copy of any of the reports without expense to the requesting Member.

          13.10  Non-Disclosure.

          Each Member agrees that, except as otherwise consented to by the other Member, all non-public information furnished to it or to which it has access pursuant to this Agreement will be kept confidential and will not be disclosed by such Member (it being agreed that the standard each Member shall adhere to is to use the same degree of care it would use for its own confidential information), or by any of its agents, representatives, or employees, in any manner whatsoever, in whole or in part, except that:

                  (a) each Member shall be permitted to disclose such information to those of its agents, representatives, and employees who need to be familiar with such information in connection with such Member's investment in the Company,

                  (b) each Member shall be permitted to disclose such information to its Affiliates,

                  (c) each Member shall be permitted to disclose information to the extent required by law, including federal or state securities laws or regulations, or by the rules and regulations of any stock exchange or association on which securities of such Member or any of its Affiliates are traded, so long as such Member shall have first afforded the Company with a reasonable opportunity to contest the necessity of disclosing such information,

                  (d) each Member shall be permitted to disclose information to the extent necessary for the enforcement of any right of such Member arising under this Agreement,

                  (e) each Member shall be permitted to disclose information to a permitted Transferee or Successor, so long as (1) such Member shall first have provided to the other Member written notice thereof and of the identity of the Person to whom the disclosure is to be made and (2) such Person agrees (in a writing which provides the Company with an independent right of enforcement) to be bound by the provisions of this Section 13.10,

                  (f) each Member shall be permitted to disclose information that is or becomes generally available to the public other than as a result of a disclosure by such Member, its agents, representatives, or employees, and

                  (g) each Member shall be permitted to disclose information that becomes available to such Member on a nonconfidential basis from a source (other than the Company, any other Member, or their respective agents, representatives, and employees) that, to the best of such Member's knowledge, is not prohibited from disclosing such information to such Member by a legal, contractual, or fiduciary obligation to the Company or any other Member.

                                   ARTICLE 14

                         REPRESENTATIONS BY THE MEMBERS

          Each Member represents and warrants to, and agrees with, the other Member and the Company as follows:

          14.1  Investment Intent.

          It is acquiring its Membership Interest with the intent of holding the same for investment for its own account and without the intent or a view to participating directly or indirectly in, or for resale in connection with, any distribution of such Membership Interest within the meaning of the Securities Act or any applicable state securities laws, and it does not intend to divide its participation with others, nor to resell, assign, or otherwise dispose of all or any part of its Membership Interest. In making such representation, each Member acknowledges that a purchase now with an intent to resell by reason of any foreseeable specific contingency, some predetermined event, or an anticipated change in market value or in the condition of the Company would represent a purchase with an intent inconsistent with the foregoing representation.

          14.2  Securities Regulation.

                  (a) It acknowledges and agrees that the Membership Interest is being issued and sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and exemptions contained in applicable state securities laws, and that it cannot and will not be sold or transferred except in a transaction that is exempt under the Securities Act and those state acts or pursuant to an effective registration statement under those acts or in a transaction that is otherwise in compliance with the Securities Act and those state acts.

                  (b) It understands that it has no contract right for the registration under the Securities Act of the Membership Interest for public sale and that, unless such Membership Interest is registered or an exemption from registration is available, such Membership Interest may be required to be held indefinitely.

          14.3  Knowledge and Experience.

          It has such knowledge and experience in financial, tax, and business matters as to enable it to evaluate the merits and risks of its investment in the Company and to make an informed investment decision with respect thereto.

          14.4  Economic Risk.

          It is able to bear the economic risk of an investment in its Membership Interest.

          14.5  Binding Agreement.

          This Agreement is and will remain its valid and binding agreement, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to any applicable bankruptcy, insolvency, or other laws affecting the enforcement of creditor's rights).

          14.6  Tax Position.

          Unless it provides prior written notice to the Company, it will not take a position on its federal income tax return, on any claim for refund, or in any administrative or legal proceedings that is inconsistent with any information return filed by the Company or with the provisions of this Agreement.

          14.7  Information.

          It has received all documents, books, and records pertaining to an investment in the Company requested by it. It has had a reasonable opportunity to ask questions of and receive answers concerning the Company, and all such questions have been answered to its satisfaction.


                                   ARTICLE 15

                             AMENDMENTS AND WAIVERS

          15.1  Amendments to Operating Agreement.

                  (a) This Agreement may only be modified or amended with the consent of Insight and TCI.

                  (b) The Company shall prepare and file any amendment to the Certificate of Formation that may be required to be filed under the Act as a consequence of any amendment to this Agreement.

          15.2  Waivers.

          The observance or performance of any term or provision of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) by the party entitled to the benefits of such term or provision.

                                   ARTICLE 16

                                  MISCELLANEOUS

          16.1 Programming and Discounts.

                  (a) General. Subject to Section 16.1(b) and any other particular arrangements the Members may agree to with respect to the following, each Member will use commercially reasonable efforts to make all of the services, programming and equipment discounts available to such Member available to the Company.

                  (b) @Home.

                           (1)      The Members and the Company agree that,
subject to the other provisions of this Section 16.1(b) and only so long as controlled affiliates (as used in this Section 16.1, "controlled affiliate" has the meaning given to such term in the @Home Distribution Agreement) of a TCI Cable Parent continue to be bound by a similar requirement, @Home will be the exclusive provider of Exclusive Internet Services over the cable plant and equipment of the TCI Systems and that the TCI Systems will continue to be bound by the @Home Distribution Agreement as if such TCI Systems were "controlled affiliates" of a TCI Cable Parent with respect to the distribution and delivery of Exclusive Internet Services in accordance with the @Home Distribution Agreement. In furtherance of the foregoing, subject to the other provisions of this Section 16.1(b) and only so long as controlled affiliates of a TCI Cable Parent continue to be bound by a similar requirement, the Company and the Managing Member each agree that it will not provide or distribute, and will not permit any Person other than @Home and its controlled affiliates to provide or distribute, Exclusive Internet Services using the cable plant and equipment of the TCI Systems, in each case without the prior written consent of TCI. The Members and the Company acknowledge and agree that the foregoing limitations will not be applicable to the Company's provision over the TCI Systems of other Internet Services which do not constitute Exclusive Internet Services (including all Internet Services which are listed as exceptions to the definition of the term "Restricted Business" in the @Home Distribution Agreement), and with respect to those Internet Services which do not constitute Exclusive Internet Services, the Managing Member shall be entitled to make all determinations in respect of the provision of such Internet Services, subject to the provisions of this Agreement. The Members and the Company also acknowledge and agree that the foregoing limitations are also not applicable to the Company's provision over the Company's cable television systems other than the TCI Systems (such other systems, the "Non-TCI Systems") of any Internet Services, whether or not they would constitute Exclusive Internet Services with respect to the TCI Systems in accordance with the @Home Distribution Agreement, and do not limit the right of the Company and the Managing Member to manage and operate the Non-TCI Systems as the Company and the Managing Member determine (but subject to the terms of this Agreement and the Management Agreement). Without limiting the preceding sentence, subject to the other provisions of this Section 16.1(b), the parties agree as follows: (A) the Company and the Managing Member agree that they will: (1) manage and operate (and cause the manager under the Management Agreement to manage and operate) the TCI Systems in accordance with the terms and conditions set forth in the @Home Distribution Agreement and in such a manner that the activities and businesses engaged in by the TCI Systems will not violate or be in contravention of the Cable Parent Exclusivity Provisions, or cause any TCI Cable Parent or any of its controlled affiliates to be in violation of such Cable Parent Exclusivity Provisions, (2) provide to @Home and its representatives such access to the cable plant and equipment of the TCI Systems as is required in order to satisfy the TCI Cable Parents' obligations under the @Home Distribution Agreement in respect of such TCI Systems and as is reasonably necessary in order to distribute the @Home Service over the cable plant and equipment of such TCI Systems, (3) cooperate with @Home, TCI Cable Parent and their respective controlled affiliates in order to schedule and coordinate @Home's roll-out of the @Home Service to the TCI Systems with the upgrade of the physical cable plant and equipment of such TCI Systems, including, without limitation, (x) providing the TCI Cable Parent and @Home with information and periodic updates as to upgrade schedules, and (y) entering into LCO Agreements (as defined in the @Home Distribution Agreement) in respect of each TCI System upon the commencement of the offering of the @Home Service in such TCI System, and (4) cooperate with the TCI Cable Parent and @Home with respect to the operational matters relating to the distribution of the @Home Service, including, without limitation, pricing, the programming of the Local Area (as defined in the @Home Distribution Agreement), billing, customer service and service offerings; and (B) (1) with respect to the timing and implementation of Exclusive Internet Services over the TCI Systems, the Managing Member shall consult and cooperate with the TCI Cable Parent in order to coordinate the launch of the @Home Service over the TCI Systems as efficiently and expeditiously as practical and (2) the TCI Cable Parent may disclose to @Home information relating to the upgrade plans for the TCI Systems for the purpose of coordinating the @Home build-out and the launch of the @Home Service in such systems. Subject to the Company's and the Managing Member's compliance with the foregoing, the TCI Cable Parent agrees that it will use its commercially reasonable efforts to obtain for the benefit of the TCI Systems the economic and other benefits available to a controlled affiliate of a TCI Cable Parent under the @Home Distribution Agreement, on the same basis as, and for so long as, such benefits are available to other controlled affiliates of the TCI Cable Parent, including, but not limited to, the benefits available under the MFN Provision (as defined in the @Home Distribution Agreement) and the ability to purchase Ancillary Services (as defined in the @Home Distribution Agreement) from @Home for the TCI Systems to the extent provided in the @Home Distribution Agreement and as are reasonably necessary to the distribution of the Exclusive Internet Services on the TCI Systems. TCI's obligations under the foregoing sentence will terminate if the Company exercises its option set forth below to terminate its obligation to manage the TCI Systems in accordance with the terms of the @Home Distribution Agreement or if the Company enters into a separate distribution agreement with @Home that covers the TCI Systems. In the event the

@Home Distribution Agreement is amended or modified in such a way as would reasonably be expected to cause the terms and conditions of the Company's distribution of the @Home Service over the TCI Systems to be materially more onerous to the Company than as provided in the @Home Distribution Agreement as in effect on the date hereof, the TCI Cable Parent shall promptly notify the Company and the Company shall then have the option to terminate its obligation to manage the TCI Systems in accordance with the terms of the @Home Distribution Agreement; provided that the Company's agreement not to provide or distribute, or permit any Person to provide or distribute, any Exclusive Internet Services using the cable plant and equipment of the TCI Systems, other than the @Home Service, shall survive such termination. No amendment to the @Home Distribution Agreement shall be deemed to cause the terms and conditions of the Company's distribution of the @Home Service over the TCI Systems to be materially more onerous to the Company (x) to the extent that such amendment or modification does not result in such distribution being more onerous than that provided under any separate agreement between the Company and @Home relating to the distribution of the @Home Service to the Non-TCI Systems or (y) if the Company consents to an amendment or modification of any separate agreement between the Company and @Home in respect of the distribution of the @Home Service to the Non-TCI Systems, which amendment or modification has substantially the same effects as the proposed amendment or modification of the @Home Distribution Agreement. For so long as the TCI Systems are included under the @Home Distribution Agreement, to the extent the @Home Distribution Agreement is modified in any respect (or any other event occurs) that would increase the benefits available to (or reduces the obligations of) a controlled affiliate of a TCI Cable Parent, the TCI Cable Parent will use its commercially reasonable efforts to obtain for the benefit of the TCI Systems such increased benefits, and to the extent the obligations are reduced, the TCI Cable Parent will use its commercially reasonable efforts to cause such reduced obligations to be applicable to the TCI Systems, in each case on the same basis as is applicable to controlled affiliates of the TCI Cable Parent other than the TCI Systems. For purposes of this Section 16.1(b), the TCI Systems shall, notwithstanding their contribution to the Company, continue to be deemed to be controlled affiliates of a TCI Cable Parent for purposes of determining the Company's satisfaction of its obligations to operate and manage the TCI Systems in accordance with the @Home Distribution Agreement.

                           (2)      In addition, the Company and the Managing
Member agree to use their commercially reasonable efforts to enter into prior to the Closing a distribution agreement for the @Home Service for the cable television systems contributed to the Company by Insight; provided that such obligation shall survive the Closing if such distribution agreement is not entered into prior thereto. To the extent that TCI is not able to include the TCI Systems under the @Home Distribution Agreement following the Closing, the Company may enter into a distribution agreement with @Home that covers the TCI Systems and terminate its obligation to manage the TCI Systems in accordance with the @Home Distribution Agreement; provided, that such agreement shall be approved by TCI as it relates to the TCI Systems and provided further that the Company's obligations under this Section 16.1(b) to (i) have @Home be the exclusive provider of Exclusive Internet Services over the cable plant and equipment of the TCI Systems, (ii) not provide or distribute or permit any other Person to provide or distribute Exclusive Internet Services using the cable plant and equipment of the TCI Systems and (iii) manage the TCI Systems in such a manner that the activities and business engaged in by them will not violate or be in contravention of the Cable Parent Exclusivity Provisions will not cause any TCI Cable Parent or its controlled affiliates to be in violation of such provisions will continue notwithstanding such separate agreement being entered into.

          16.2  Cost Sharing; Reimbursement.

          If the Closing occurs, the Company shall reimburse each Member for the out-of-pocket costs and expenses reasonably incurred by such Member (whether incurred before or after the formation of the Company) in connection with the formation, organization, and capitalization of the Company (including costs and expenses incurred in arranging any proposed or consummated financing); provided, however, such costs and expenses to be reimbursed by the Company do not include legal fees or other expenses or costs of the Members incurred in connection with the preparation, execution, delivery and performance of this Agreement, the Contribution Agreement or any related agreements (other than the financing agreements of the Company) and except as specifically provided for in the Contribution Agreement. If the Contribution Agreement is terminated prior to the Closing, the Company shall not reimburse either Member for any costs, which shall be borne by the Members as provided in the Contribution Agreement.

          16.3  Additional Documents.

          At any time and from time to time after the date of this Agreement, upon the request of the Company or the other Member, each Member shall do and perform, or cause to be done and performed, all such additional acts and deeds, and shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all such additional instruments and documents, as may be required to best effectuate the purposes and intent of this Agreement.

          16.4  Inspection.

          Each Member shall have the right at reasonable times to inspect the books and records of the Company.

          16.5  General.

          This Agreement: (a) shall be binding on the executors, administrators, estates, heirs, and legal successors of the Members; (b) be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereunder; (c) may be executed in more than one counterpart as of the day and year first above written; and (d) except for the Contribution Agreement and the other agreements expressly referred to herein to which the Members or their Affiliates are parties, contains the entire agreement between the Members as to the subject matter of this Agreement. The waiver of any of the provisions, terms, or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms, or conditions of this Agreement.

          16.6  Notices, Etc.

          All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given or delivered upon personal delivery, confirmation of telex or telecopy, or receipt (which may be evidenced by a return receipt if sent by registered mail), addressed (a) if to either Member, at the address of such Member set forth on Schedule I or at such other address as such Member shall have furnished to the Company in writing, (b) if to the Company, at 126 E. 56th Street, New York, New York 10022.

          16.7  Execution of Papers.

                  (a) The Members agree to execute such instruments, documents, and papers as the Management Committee deems necessary or appropriate to carry out the intent of this Agreement.

                  (b) Each Member, including each additional and substituted Member, by the execution of this Agreement, irrevocably constitutes and appoints the Liquidator its true and lawful attorney-in-fact with full power and authority in its name, place, and stead to execute, acknowledge, deliver, swear to, file, and record all agreements, instruments, and other documents that may be necessary or appropriate to effect the sale of such Member's Membership Interest pursuant to Section 11.2(e).

                  (c) The power of attorney granted pursuant to Section 16.7(b) shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Liquidator to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such powers and the transfer or assignment of all or any part of such Person's Membership Interest; provided, however, that in the event of a Transfer by a Member, the powers of attorney given by the transferor shall survive such Transfer only until such time as the Transferee or Successor shall have been admitted to the Company as a substituted Member and all required documents and instruments shall have been duly executed, filed, and recorded to effect such substitution.

                  (d) Each Member agrees to be bound by any actions taken by the Liquidator acting in good faith pursuant to the power of attorney granted pursuant to Section 16.7(b) that are consistent with and subject to the provisions of this Agreement and hereby waives any and all defenses that may be available to contest, negate, or disaffirm any action of the Liquidator taken in good faith under the power of attorney granted pursuant to Section 16.7(b) that are consistent with and subject to the provisions of this Agreement.

          16.8  Attorneys' Fees.

          In the event of commencement of suit or other action by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to receive such attorneys' fees and costs as the court or other forum in which such suit or action is adjudicated may determine reasonable in addition to all other relief granted.

          16.9  No Third-Party Beneficiaries.

          This Agreement is not intended to, and shall not be construed to, create any right enforceable by any Person not a party hereto, including any partner or member of either Member or any creditor of the Company or of either of the Members.

          16.10  Headings.

          The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

          16.11  Board Approval.

          Subject to the other provisions of this Section 16.11, the obligations of TCI and TCI Communications, Inc. under this Agreement are subject to each obtaining membership, board of director or partnership approval, as applicable, with respect to this Agreement. In this regard, reference is made to Section 10.1(e) of the Contribution Agreement and Insight's right to terminate the Contribution Agreement as provided therein upon the failure of TCI and TCI Communications, Inc. to obtain such approvals on or before the June 1, 1998, and reference is also made to Section 11.1(f) of this Agreement in the event of any such termination of the Contribution Agreement. Upon notification to Insight prior to the dissolution of the Company that the obligations of TCI and TCI Communications, Inc. under this Agreement are no longer subject to obtaining such approvals, the first sentence of this Section 16.11 shall automatically be of no further force and effect and the obligations of TCI and TCI Communications under this Agreement shall no longer be subject to obtaining any such approvals.

          IN WITNESS WHEREOF, the Members have hereunto set their hands as of the day first heretofore mentioned.

                              INSIGHT COMMUNICATIONS COMPANY,
                                L.P.
                              By:  ICC Associates, L.P., its general partner

                              By: Insight Communications, Inc., its general partner


                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:


                              TCI OF INDIANA HOLDINGS, LLC

                              By:      TCI of Indiana, Inc., its managing member

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:


                              FOR PURPOSES OF SECTION 8.3, SECTION
                              10.4 AND SECTION 16.1(b) ONLY:


                              TCI Communications, Inc.

                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

DC01/169511-19 //

                                    EXHIBIT A

                                       TO

                               OPERATING AGREEMENT

                              MANAGEMENT AGREEMENT

                                   SCHEDULE I
                                       TO
                               OPERATING AGREEMENT

                            ADDRESSES OF THE MEMBERS

Insight Communications Company, L.P.
126 E. 56th Street
New York, New York 10022
Attention:  Sidney R. Knafel
Facsimile:  (212) 371-1549

TCI of Indiana Holdings, LLC
c/o Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado  80111-3000
Attention:  William R. Fitzgerald
Facsimile:  (303) 267-6672

                                   SCHEDULE II
                                       TO
                               OPERATING AGREEMENT

          CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; PERCENTAGE INTEREST

I.       Formation Contributions Pursuant to Section 3.1(a):

         Insight                                           $100
         TCI                                               $100

II.      Value of Assets Contributed Pursuant to Section 3.1(b):

The aggregate gross fair market value of the assets to be contributed by the Members at Closing is as follows, which values are subject to adjustment as specified below in paragraph IV:

                Insight                                    $ 327,851,078
                TCI                                          310,851,078
                                                             ===========
                                                           $ 638,702,156

TCI and Insight will negotiate in good faith to reach agreement prior to Closing on the allocation of the aggregate gross fair market value among the assets to be contributed by them to the Company. If TCI and Insight are unable to reach such agreement prior to Closing, then promptly following Closing they will mutually agree on an appraiser to be hired by the Company to allocate the aggregate gross fair market values among the assets contributed by them. Neither TCI nor Insight will take a position that is inconsistent with the allocations determined by such appraiser. With respect to any of the assets contributed to the Company by Insight pursuant to Section 3.1(b) that were acquired by Insight from TCI pursuant to the Exchange Agreement entered into by Insight and TCI on the date hereof, Insight and TCI agree to use the allocations determined by any appraiser hired by Insight and TCI in connection with the Exchange Agreement.

III.     Members' Debt Assumed by the Company:

The aggregate amount of indebtedness to be assumed by the Company from the Members at Closing is as follows, which amounts are subject to adjustment as specified below in paragraph IV:

                Insight                                    $ 234,500,000
                TCI                                          217,500,000
                                                             ===========
                                                           $ 452,000,000

IV.      Adjustments to Value of Assets and Amount of Debt Assumed:

If at Closing the estimated TCI Closing Adjustment or Insight Closing Adjustment (each as defined in the Contribution Agreement) is to be paid to the Company, the aggregate gross fair market value of the assets to be contributed by the Member(s) paying such adjustment as set forth above in paragraph II shall be decreased by the amount of such Closing Adjustment and the amount of indebtedness to be assumed by the Company from such Member(s) at Closing as set forth above in paragraph III shall be decreased by the amount of such Closing Adjustment.

If at Closing the estimated TCI Closing Adjustment or Insight Closing Adjustment is to be paid by the Company, the aggregate gross fair market value of the assets to be contributed by the Member(s) entitled to such adjustment as set forth above in paragraph II shall be increased by the amount of such Closing Adjustment and the amount of indebtedness to be assumed by the Company from such Member(s) at Closing as set forth above in paragraph III shall be increased by the amount of such Closing Adjustment.

V.       Capital Accounts of Members Immediately After Closing:

The Capital Accounts of the Members immediately after the Closing, based on the net fair market value of the assets contributed by the Members, are:

                Insight                                     $ 93,351,078
                TCI                                           93,351,078
                                                              ==========
                                                            $186,702,156

VI.      Percentage Interests of Members:

The Percentage Interests of the Members immediately after the Closing are:

                Insight                                          50%
                TCI                                              50%

                                  SCHEDULE III

                                       TO

                               OPERATING AGREEMENT

                   INITIAL MEMBERS OF THE MANAGEMENT COMMITTEE

1.       Members designated by Insight pursuant to Section 7.2(a):

                Sidney Knafel
                Michael Willner
                Kim Kelly

2.       Members designated by TCI pursuant to Section 7.2(a):

                William Fitzgerald
                Marvin Jones

                                   SCHEDULE IV

                                       TO

                               OPERATING AGREEMENT


RESTRICTED SYSTEMS

See Attached Map.

                               FIRST AMENDMENT TO
                              OPERATING AGREEMENT
                                       OF
                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

     THIS FIRST AMENDMENT TO OPERATING AGREEMENT ("First Amendment") is made and entered into as of April ___, 1999 by and between INSIGHT COMMUNICATIONS COMPANY, L.P., a Delaware limited partnership ("Insight"), and TCI OF INDIANA HOLDINGS, LLC, a Colorado limited liability company ("TCI").

                             PRELIMINARY STATEMENT

     Insight Communications of Indiana, LLC was organized under the Delaware Limited Liability Company Act on May 1, 1998, pursuant to an Operating Agreement between Insight and TCI dated as of May 14, 1998 (the "Operating Agreement").

     Insight and TCI desire to amend the Operating Agreement as provided in this Amendment.

     NOW, THEREFORE, Insight and TCI agree as follows:

     1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to them in the Operating Agreement. All section references refer to the sections of the Operating Agreement unless otherwise expressly indicated.

     2. Section 7.5. Section 7.5 is amended in its entirety to read as follows:

     "Notwithstanding any provision in this Agreement to the contrary, and in addition to any other consent or approval that may be required by the express terms of this Agreement, without the consent of TCI, which may be withheld by TCI in its sole discretion, the Company shall not take, and the Management Committee shall have no authority to cause the Company to, or cause or permit any Subsidiary to, consummate an Asset Disposition if such Asset Disposition would result in the allocation of income or gain to TCI pursuant to Section 4.4 and Code Section 704(c), unless Insight reimburses TCI for the amount of such adverse tax consequences as reasonably determined by TCI. Notwithstanding the foregoing, the limitations of this paragraph shall not apply: (i) upon the liquidation and dissolution of the Company in accordance with Articles 9 and 11;
(ii) to any pledging of assets by any Person to secure any Indebtedness of such Person permitted by this Agreement or to any disposition of assets upon the exercise of any rights granted by such a pledge; or (iii) to exchanges of assets that cumulatively are equal to or less than 20% of the value of the Companys assets if such exchanges of assets are made pursuant to Code Section 1031 and do not result in an adverse tax consequence to TCI as reasonably determined by TCI, unless Insight reimburses TCI for the amount of such adverse tax consequences as reasonably determined by TCI."

     3. Section 7.6(b). Section 7.6(b) is amended in its entirety to read as follows:

               "(b) consummate one or more Asset Dispositions, in any consecutive twelve month period, having an aggregate value in excess of $25,000,000. Notwithstanding the foregoing, the limitations of this paragraph shall not apply: (i) upon the liquidation and dissolution of the Company in accordance with Articles 9 and 11; (ii) to any pledging of assets by any Person to secure any Indebtedness of such Person permitted by this Agreement or to any disposition of assets upon the exercise of any rights granted by such a pledge; or (iii) to exchanges of assets that cumulatively are equal to or less than 20% of the value of the Companys assets if such exchanges of assets are made pursuant to Code Section 1031 and do not result in an adverse tax consequence to TCI as reasonably determined by TCI, unless Insight reimburses TCI for the amount of such adverse tax consequences as reasonably determined by TCI; or"

     4. Authority. Insight and TCI acknowledge and agree that they are entering into this Amendment pursuant to Section 15.1 of the Operating Agreement.


     5. Effect of Amendment. Except as amended hereby, the Operating Agreement shall remain unchanged and in full force and effect, and this First Amendment shall be governed by and subject to the terms of the Operating Agreement, as amended hereby. From and after the date of this First Amendment, each reference in the Operating Agreement to this Agreement, hereof, hereunder or words of like import, and all references to the Operating Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature (other than in this First Amendment or as otherwise expressly provided) shall be deemed to mean the Operating Agreement, as amended by this First Amendment.

     6. General. This First Amendment: (a) shall be binding on the executors, administrators, estates, heirs, and legal successors of the Members; (b) be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereunder; (c) may be executed in more than one counterpart as of the day and year first above written.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the date first above written.

                              INSIGHT COMMUNICATIONS COMPANY,
                                L.P.
                              By:  ICC Associates, L.P., its general partner
                              By:  ICI Communications, Inc., its general partner


                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:


                              TCI OF INDIANA HOLDINGS, LLC

                              By:     TCI of Indiana, Inc., its managing member


                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                                     - 3 -